                                                                    EXHIBIT 99.9

                       A P P R A I S A L    R E P O R T

                                      OF


                                   PROPOSED
                             51 SINGLE FAMILY LOTS
                  PHASE II  SECTION II, WESTBURY SUBDIVISION
                    N/S PEGG ROAD & WESTBURY BOULEVARD WEST
                        TAX MAP 51  PARCEL 147  GRID 2
                        LEXINGTON PARK, MARYLAND  20653



                                 PREPARED FOR:
                                 -------------

                       FIRST NATIONAL BANK OF ST. MARY'S
                               MR. LEONARD GRAY
                                 P.O. BOX 655
                         LEONARDTOWN, MARYLAND  20650


                                    AS OF:
                                    ------

                                 MAY 20, 1997


                                      BY:
                                      ---

                           BRICK HOUSE REALTY, INC.
                            BRICK HOUSE APPRAISALS
                                 P.O. BOX 760
                         LEONARDTOWN, MARYLAND  20650


JOHN W. QUADE, JR.                           JOHN R. FOWLER, CCIM, IFAS
MARYLAND CERTIFIED                           MARYLAND CERTIFIED
GENERAL APPRAISER                            GENERAL APPRAISER
LICENSE NO. 04-6534                          LICENSE NO. 04-2955


                                FILE # 97-0062

                        COMPLETE SELF-CONTAINED REPORT

                             TABLE OF CONTENTS

  Summary of Salient Facts and Conclusions.............................        1
  Letter of Transmittal................................................      2-3
  Assumptions and Limiting Conditions..................................      4-6
  Certification........................................................        7

Section 1 - Assignment

  Identification & Scope of Assignment.................................        8
  Purpose of the Appraisal.............................................        9
  Property Rights & Definitions........................................       10
  Function of the Appraisal & Appraisal Problem........................       11

Section 2 - Property Analysis

  Regional Data........................................................       12
  St. Mary's County Data...............................................    13-16
  Neighborhood Data....................................................    17-20
  Feasability Analysis.................................................    21-25
  Tax Data.............................................................       26
  Property Transfers, Environmental Issues & Covenants and
   Restrictions........................................................       27
  Zoning & Forest Conservation Act.....................................       28
  Financing & Utilities................................................       29
  Property Description.................................................       30
  Highest and Best Use.................................................    31-32
  Proposed Improvements................................................    33-34

Section 3 - Valuation

  Valuation............................................................    35-36
  St. Mary's County, 8th Election District, Lot Sales..................    37-47
  Valuation of Subject Property as "Finished Lots".....................    48-53
  Land Adjustment Grid.................................................       54
  Westbury Subdivision 51 Single Family Lots...........................    55-56
  Cost Approach/Land Development Schedule..............................       57
  Land Development Budget..............................................       58
  Value of Unimproved Single Family Lots...............................       59
  Project Analysis.....................................................       60
  Investment Value.....................................................       61
  Discount Rate........................................................    62-63
  Reasonable Exposure Time.............................................       64
  Sources of Support...................................................       65
  Correlation and Conclusion...........................................    66-67

Appendix

  Qualifications of the Appraisers.......................................  68-77
  Photographs of the Subject.............................................
  General Project Site Map...............................................
  Plat of the Subject Property...........................................
  Regional Map...........................................................
  Neighborhood Map.......................................................
  Tax Map................................................................
  Zoning Map.............................................................
  Flood Map..............................................................
  Schedule of Annual Fees................................................
  Deed...................................................................
  PUD-R Lot Schedule and Yard Requirements...............................

                        SUMMARY OF SALIENT FEATURES


SUBJECT ADDRESS:                  N/S Pegg Road & Westbury Boulevard West
                                  Lexington Park, Maryland  20653

OWNER OF RECORD:                  Interstate General Company L.P.
                                  222 Smallwood Village Center
                                  St. Charles, Maryland  20602

CLIENT:                           First National Bank of St. Mary's

LEGAL DESCRIPTION:                MRB 382, Folio 79
                                  MRB 917, Folio 54 (Community Association)
                                  MRB Plat Book 036, Folio 48

CITY/COUNTY/STATE:                Lexington Park/St. Mary's/Maryland

MAP REFERENCE:                    Tax Map 51, Parcel 147, Grid 2

CENSUS TRACT:                     24-037-9959

FEMA FLOOD MAP:                   240064 0018 B, Zone C, February 19, 1987

SITE SIZE:                        26.992 Acres, 51 proposed single-family
                                  building lots.

IMPROVEMENTS:                     Proposed electric, water and sewer to
                                  site

HIGHEST AND BEST USE:             Continued development as Single Family
                                  Lots

ZONING:                           PUD-R 4.5 (Planned Unit Development-
                                  Residential)

APPRAISER:                        John W. Quade, Jr.

DATE OF APPRAISED VALUE:          May 20, 1997

TYPE OF REPORT:                   Complete Self-Contained

                                                                    May 30, 1997



Mr. Leonard Gray
First National Bank of St. Mary's
P.O. Box 655
Leonardtown, Maryland  20650

RE:   (Westbury)
      Phase II  Section II
      Proposed 51 Single Family Lots
      N/S Pegg Road & Westbury Boulevard West
      Lexington Park, Maryland
      File No.97-0062

Dear Mr. Gray,

      In response to your request to prepare an appraisal of the above reference property, this appraiser has personally made an inspection of the subject property. This inspection was made for the purpose of estimating the prospective market value, as defined in this report, of the fee simple interest in the property as of May 20, 1997.

      The site consists of 26.992 acres or 51 paper plotted and unrecorded sub-divided lots as of the date of inspection. The lots range in size from 6,048 sf to 8,937 sf. The property conforms to the existing county zoning regulations. The property was appraised according to information supplied by the owner, County Records and the engineering firm of N G & O, Engineering, Inc. of Leonardtown, Maryland for a proposed 51 lot subdivision as per plans and specifications attached and made a part of this report. An inspection of the property and the proposed lots was made on May 20, 1997.

      Due to the fact that this appraisal was compiled without a record plat, this report is contingent upon the receipt by the client of a record plat. Should there by any disparity, which may affect the value reported, this report becomes null and void and of no further use. This report is based on the premise that there are no major changes in the market area or in the economy during the development and sell out period.

      The accompanying report and exhibits describe the approaches to value and the conclusions derived by application of these approaches. Please note the assumptions and limiting conditions. My associate John R. Fowler, a Certified General Appraiser, has prepared, with me, the discounted cash flow analysis spreadsheets.

      Based upon my investigation and analysis gathered with respect to this assignment, I have formed the opinion in that the prospective market value, as defined in the accompanying report, of the fee simple interest, in the subject property was, as of May 20, 1997:

               Value of the Subject Property "As Is" "Raw Land"
                                 $ 250,000.00

               Prospective Value of the Subject Property Platted
                                 $ 678,000.00

        Prospective "Gross Retail" Value of Subject Property Phase II,
                              Section II, 51 Lots
                               (Not Discounted)
                                $ 1,632,000.00

     Prospective Present Value of these Cash Flows at 13% (Discount Rate)
                            of the "Finished Lots"
                                 $ 348,813.00



                            Respectfully submitted,


/s/ John W. Quade, Jr.                       /s/ John R. Fowler
John W. Quade, Jr.                           John R. Fowler, CCIM, IFAS
Maryland Certified                           Maryland Certified
General Appraiser                            General Appraiser
License No. 04-6534                          License No. 04-2955

                      ASSUMPTIONS AND LIMITING CONDITIONS


1. This appraisal represents the best opinion of the evaluator as to market value of the property as of the appraisal date. The term "market value" is defined in the appraisal report.

2. The appraiser has no present or future contemplated interest in the property appraised, and no bias with respect to the subject matter of the report or to the client or other participants or principals.

3. No furniture, furnishing, or equipment, unless specifically indicated herein, have been included in our value conclusion.

4. This appraisal has been made in conformity with the rules of the professional ethics of The Uniform Standards of Professional Practice.

5. The appraiser herein certifies that, to the best of his knowledge and belief, statements contained in this appraisal, and upon which the opinions expressed herein are based, are correct, subject to the limiting conditions set forth herein.

6. No survey of the property was made or caused to be made by the appraiser. It is assumed the legal description closely delineates the property, and was checked with tax records for accuracy. Drawings in this report are to assist the reader in visualizing the property and are only an approximation of ground or building plans.

7.   No engineering survey was made or caused to be made by the appraiser.

8. No test boring or typing and analysis of sub-soils were made or caused to be made by the appraiser. Soil of the parcel under appraisement appears to be firm and solid, typical of the area, and subsidence in the area is unknown or uncommon. The appraiser, however, cannot warrant against such condition or occurrence.

9. Sub-surface rights (mineral, oil, or water) were not considered in this report.

10. Any tracts that, according to survey map, or plat, indicate riparian and/or littoral rights, are assumed to go with the property unless easements or deeds are found by the appraiser to the contrary.

11. Description and condition of physical improvements, described herein, are based on visual observation. As no engineering tests were conducted, no liability can be assumed for soundness of structural members.

12. The appraiser has inspected the improvements described in the report and any reference as to termites, dry rot, wet rot, or other infestation was reported as a matter of information by the appraiser; and existence or amount of damage noted, if any, is not guaranteed and the appraiser expressly disclaims any responsibility relating thereto.

13. All value estimates have been made based on zoning regulations and land use plans in effect as of the date of appraisal and based on information provided by governmental authorities and employees.

14. This appraisal report covers only the premises herein, and no figures provided, analysis thereof, or any unit values derived therefrom are to be construed as applicable to any other property, however similar they may be.

15. Distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Separate valuations of land and improvements must not be used in any other manner, nor in conjunction with any other appraisal, and are invalid if so used.

16. Certain data used in compiling this report was furnished by the client, his counsel, employees, and/or agent, or from other sources believed reliable. Data has been checked for accuracy as possible, but no liability or responsibility may be assumed for complete accuracy.

17. A diligent effort was made to verify each comparable sale noted in the report. However, as many principals reside out of the area, or are entities for which no agent could be contacted within the time allowed for completion of this report, certain sales may not have been verified.

18. No responsibilities are assumed for matters legal in nature, nor are any opinions rendered herein as to title, which is assumed free and clear of all liens or encumbrances, unless specifically enumerated herein, and under responsible ownership and management as of the appraisal date.

19. Employment in and compensation for making this appraisal are in no manner contingent upon the value reported, nor upon the finding of any predetermined or specified value or condition.

20. Consideration for preparation of this appraisal is payment in full by the employer of all charges due to the appraiser in connection therewith. Any responsibility by the appraiser for any part of this report is conditioned upon full and timely payment.

21. The appraiser, by the reason of this report, is not required to give testimony in court with reference to the property herein, nor obligated to appear before any governmental body, board, or agent, unless arrangements have been previously made therefore.

22. Neither all nor any portion of the contents of this appraisal shall be conveyed to the public through advertising, public relations, news, sales, or other media without the written consent and approval of the appraiser, particularly as to valuation conclusion, identity of the appraiser or firms with which he is connected. Furthermore, neither all nor any portion of the contents of this appraisal shall be used in connection with any offer, sale or purchase of a security (as that term is defined in Section 2(1) of the Securities Act of 1933) without the prior express written consent of the appraiser.

23. Possession of this report or copy thereof does not convey any right of reproduction or publication, nor may it be used by any but the client. It may not be used by the mortgagee, or its successors or assigns, mortgage insurers, or any state or federal department or agency without the prior written consent of both the client and the appraiser, and in any event, only in its entirety.

24. The final estimate of value of the subject property is based on the property "as is" with no percolation tests being made by qualified engineers.

25. Unless otherwise stated in this report, the existence of hazardous materials, insects, adverse conditions as a result of petroleum products storage or use, or hazardous gases, which may or may not be present on the property, was not observed. The appraiser is not qualified or was not retained to detect such substances as: i.e., asbestos, urea-formaldehyde foam insulation or other potentially hazardous materials which may affect the value of the subject property.

     The value estimate is predicated on the assumption there is no such substances or insects on, or in, the subject property that would cause a loss of value and no responsibility is assumed for any such conditions, or for any controversy arising concerning the same. The client is advised to retain a qualified expert, if desired, in these fields.

26. The prospective market value in fee simple title indicated in this report is as of May 20,1997.

27.  The date this report was prepared on May 30, 1997.

                                 CERTIFICATION

     We certify that, to the best of our knowledge and belief, that...

- The statements of fact contained in this report are true and correct. The appraisers have not knowingly withheld any pertinent information.

- The reported analyses, opinion and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

- We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

- Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

- Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the National Association of Realtors Appraisal Section, and the Uniform Standards of Professional Appraisal Practice.

- We, John W. Quade, Jr., and John R. Fowler, have made a personal inspection of the property that is the subject of this report.

- No one provided significant professional assistance to the persons signing this report.

- The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon race, color, or national origin of the prospective owners or occupants of the property appraised or of the properties in the vicinity of the property appraised.

- All contingent and limiting conditions are contained herein (imposed by the terms of the assignment or by the undersigned affecting the analyses, opinions, and conclusions contained in this report).

- All conclusions and opinions concerning the real estate that are set forth in the report were prepared by the appraisers whose signatures appear on the appraisal report. No change of any item in the report shall be made by anyone other than the appraisers, and the appraisers shall have no responsibility for any unauthorized change.

- This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.



/s/ John W. Quade, Jr,                       /s/ John R. Fowler, CCIM, IFAS
John W. Quade, Jr.                           John R. Fowler, CCIM, IFAS
Maryland Certified                           Maryland Certified
General Appraiser                            General Appraiser
License No. 04-6534                          License No. 04-2955

                                IDENTIFICATION
                                --------------

      The subject property is known as "Westbury, Phase II Section II" (formerly Tosca) off the north side of Pegg Road and Westbury Boulevard West, Lexington Park, St. Mary's County, Maryland.

      The subject is a proposed subdivision of 51 single family lots. The subject site is located in the 8th Election District off of Pegg Road and Westbury Boulevard West. The subject site with PUD-R (Planned Unit Development-Residential) zoning consists of 26.992 acres, more or less, of vacant land. The subject is identified by the Deed reference MRB 382 Folio 79; and also at Plat Book (unrecorded), the subject is located at Tax Map 51, Parcel 147, Grid 2. Title to the property is in the name of Interstate General Company L.P.


             SCOPE OF ASSIGNMENT (TO THE EXTENT OF DATA COLLECTED)
             -----------------------------------------------------

      The appraiser has been asked to estimate the Market Value of the subject property. For the purposes of this appraisal, the appraiser visually inspected the subject and comparable data.

      Individuals from a variety of county agencies as well as the subject property owners were consulted (in person or by phone). Various publications, both governmental (i.e., zoning ordinance) and private (i.e., Multiple List Services publications) were consulted and considered in the course of completing this appraisal.

      The scope of this appraisal is limited to the gathering, verification, analysis and reporting of the available pertinent market data. All opinions are unbiased and objective with regard to value. The appraiser has made a reasonable effort to collect, screen and process the best available information relevant to the valuation assignment and has not knowingly and/or intentionally withheld pertinent data from comparative analysis. Due to data source limitations and legal constraints (disclosure laws), however, the appraiser does not certify that all data has been taken into consideration.

                           PURPOSE OF THE APPRAISAL
                           ------------------------

      The purpose of the appraisal is to estimate the Prospective Market Value of the fee simple interest of the land and improvements, which are to be located off the north side of Pegg Road and Westbury Boulevard West, Phase II Section II, the proposed 51 Single Family Lots, in Lexington Park, St. Mary's County, Maryland, as of May 20, 1997. This value will be used by First National Bank of St. Mary's, Leonardtown, Maryland to determine the collateral value for a Federally Regulated Loan.

      Market Value is defined as follows:

      "The most probable price in terms of money which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably and assuming that the price is not affected by undue stimulus.

      Implicit in this definition is the consummation of sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      a.  the buyer and seller are typically motivated;
      b. both parties are well informed or well advised, and each acting in what they consider their own best interest;
      c.  a reasonable time is allowed for exposure in the open market;
      d. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto;
      e. and the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale." 1

*1)   For the purpose of this appraisal, I have chosen to comply with the definition of Market Value as defined by the Federal Deposit Insurance Corporation, Final Rule 12 CRF Part 323.4 (A) (9).

*2)   Fee Simple is the absolute ownership unencumbered by any other interest or estate subject only to limitations of eminent domain, escheat, police power and taxation.

                                PROPERTY RIGHTS
                                ---------------

      The property rights being appraised are fee simple, fee simple is defined as:

               The maximum possible estate one can possess in real property. A fee simple estate is the least limited interest and the most complete and absolute ownership in land; it is of indefinite duration, freely transferable, and inheritable.

                                  DEFINITIONS
                                  -----------

RETAIL VALUE: The value assigned where lots are sold to ultimate owners or builders on a volume bases; as distinguished from the sale of individual lots to a single user.

INVESTMENT VALUE: The worth of investment property to a specific investor.

PRESENT VALUE (PV): The current value of a payment or series of future payments found by discounting the expected payments by a desired rate of return or discount rate in order to compensate for the time value of money.

DISCOUNTED CASH FLOW (DCF): In appraising, any method whereby an appraiser prepares a cash flow forecast (including income from operations and sales/resale) for the interests appraised, selects a discount rate that reflects the return expected for the interest and uses the rate to calculate the present value of each of the cash flows. The total present value of the cash becomes the value estimate for that interest. Sometimes the cash flow forecast is based on an assumed pattern of change, e.g., compound growth.

NET PRESENT VALUE (NPV): The discounted value of all future cash flows minus the initial cash outlay. The net present value can also be defined as the difference between the present value of all expected benefits, or positive cash flows, and the present value of capital outlays, or negative cash flows.

GROSS RETAIL AND GROSS SELLOUT VALUES:
A terminology problem also involves the use of the terms retail value and gross sellout value. These terms do not identify value estimates; they represent the total gross receipts expected to be produced by the project. Value is a point in time estimate, based in part on the theory that the value of any good or service is the present value of the future benefits to be derived from its ownership. Since arriving at a gross sellout value does not involve consideration of the expenses of disposition or holding or the calculation of the present worth, gross sellout value is not a value estimate. The use of any terminology which refers to any value not taking into consideration the associated costs must be used with extreme caution by knowledgeable users only.

                         FUNCTION OF THE APPRAISAL
                         -------------------------

      The function of the appraisal is to estimate the Prospective Market Value of the fee simple interest of the land and improvements, which are to be located off the north side of Pegg Road and Westbury Boulevard West, Phase II Section II, the proposed 51 Single Family Lots, in Lexington Park, St. Mary's County, Maryland, as of May 20, 1997. This value will be used by First National Bank of St. Mary's, Leonardtown, Maryland to determine the collateral value for a Federally Regulated Loan. This appraisal will be used to induce the lender to advance a mortgage loan for property which the Borrower/Owner has offered to pledge as security against default of repayment.

                               APPRAISAL PROBLEM
                               -----------------

      The purpose of this appraisal is to provide in narrative form a report detailing accepted appraisal processes, practices and traditional approaches to value as of the date of valuation.

      The problem encountered in the assignment was establishing raw land value, finished lot value and discounted prospective value of the proposed 51 lot subdivision to be located in "Westbury" Phase II Section II, Lexington Park, St. Mary's County, Maryland. There were several sales located in the immediate neighborhood used for comparison.

      The property has been identified and inspected and the marketable property rights analyzed. The purpose and function of this appraisal, the definition of market value and limiting assumptions and conditions have been considered. The general social, economic, governmental and environmental factors that affect value have been researched, as well as specific data for the subject property and comparable sales and listings as shown.

      The Highest and Best Use of the property has been analyzed. The value of the lots has been estimated by comparison with sales of other subdivisions with similar attributes.

      Finally, the discounted value of all the lots to a single purchaser, assuming completion of the streets and amenities is considered. The cost to complete these improvements have been deducted to the "As Is" value estimate.

      In many cases, this appraiser had to make decisions based on experience, market knowledge and the information supplied by others, whom this appraiser regards as experts in these fields.

      This appraiser determined there was enough data to make an intelligent, objective and accurate estimate of value.

      Any plans or reports referenced on the analyses which are not included in the body of the report, or as an exhibit in the addenda, have been retained in our files and are available upon request.

                          [REGIONAL MAP APPEARS HERE]

                                 REGIONAL DATA
                                 -------------

       The subject property is located between the Great Mills and Lexington Park areas of St. Mary's County, in southern Maryland. The state of Maryland is in the center of the Boston-Atlanta corridor on the Atlantic seaboard. According to the Maryland Department of Economic and Community Development, Maryland ranks forty-second out of the fifty states in size and twentieth in population. Its per capita income is the fifth highest in the country. Some 85% of Maryland's
4.36 million residents live in the Baltimore-Washington area, the nation's fourth largest commercial market.

       The state's diversified economy is rooted in high technology and services, as well as revitalized manufacturing and international trade. Maryland's transportation resources include the Port of Baltimore and three major airports. Professional and technical workers constitute 20.4% of the state's work force, which is the highest concentration in this employment sector among the fifty states. The federal, state, and county governments are the largest employers. However, some 91,400 businesses in Maryland employ about 1.4 million workers. Of these, 1,982 businesses have 100 or more workers. Major private employers include Westinghouse, Bethlehem Steel, General Motors, Martin Marietta, Maryland Cup, Marriott, IBM, and Automation Industries. Maryland has three foreign trade zones and eleven state enterprise zones. Maryland is uniquely situated and its residents enjoy economic as well as recreational advantages provided by the Allegheny Mountains in Western Maryland, the Chesapeake Bay and Atlantic Ocean beaches on the eastern shore, and the nation's capital, Washington, D.C.

       St. Mary's County is situated at the confluence of the Chesapeake Bay, the Patuxent River, and the Potomac River. St. Mary's County is situated approximately 180 miles south of Philadelphia, 280 miles south of New York City, 270 miles east of Pittsburgh, 50 miles south of Washington D.C., and 90 miles south of Baltimore City. It is approximately 1.5 hours from Baltimore, and one hour from Washington, D.C. by automobile.

       St. Mary's County has a total land area of 367 miles and is bordered to the north by the Patuxent River, to the east by the Chesapeake Bay, to the south by the Potomac River, and to the west by Charles County. St. Mary's County is bordered by three bodies of water: the Chesapeake Bay and two of its tributaries, the Patuxent and the Potomac Rivers. The surrounding bodies of water allow residents of St. Mary's County to enjoy boating and fishing activities and contribute significantly to water related industries.

       The southern Maryland area, which includes St. Mary's, Calvert, and Charles Counties, is considered to be rural in character and has experienced low density residential growth over the past fifteen to twenty years (due primarily to the distance from metropolitan employment centers). However, due to local industry growth and the expanding Washington, D.C. metropolitan areas, southern Maryland has experienced increasing residential growth in the late 1980's and early 1990's.

       As long term projections indicate increased growth as a result of base realignment, the long term prospects for St. Mary's County is considered positive.

                          ST. MARY'S COUNTY AREA DATA
                          ---------------------------

       St. Mary's County was established in 1637 and was the first Maryland County. St. Mary's is bordered on the North and Northeast by the Patuxent River, on the East by the Chesapeake Bay, on the South and Southwest by the Potomac River and the St. Mary's River, and on the West by the Wicomico River and Charles County.

       St. Mary's contains approximately 367 square miles of land area and has about 400 miles of waterways on four rivers and the Chesapeake Bay. It is situated in the Atlantic Coastal Plain, and its elevation varies from sea level to 170 feet above sea level. The County is predominantly rural in nature, and a considerable amount of its land is wooded and undeveloped. The land in the lower peninsula, south of Lexington Park, is considerably lower in elevation and is more marshy, in general, than other areas of the County. Leonardtown, the County Seat, and Lexington Park are the two largest towns in the County. The population of St. Mary's is estimated at 75,974 which reflects a 26.8 percent increase in population from 1980 to 1990. The 1996 population is estimated to be 80,900 with St. Mary's County currently ranked eighth in growth rate throughout the state. Neighboring Calvert and Charles Counties are ranked second and third making Southern Maryland the fastest growing region in the state. The County seat of government is located in Leonardtown, which is the only incorporated municipality in the County. Leonardtown had a population of approximately 1,475 in 1990. The County's economy has been basically agricultural and commercial fishing/crabbing/oystering. Although significant income is derived from these activities, less than 10 percent of the County's workforce is engaged as a principal occupation in agricultural production of water-related activities. Substantial income is drawn from visitors to its waterfront areas in the summer months. Tobacco is the principal money crop. Currently, the County is undergoing dynamic economic growth and, in particular, is attracting an increasing number of high technology industries, brought to the County both by quality of life available and the Patuxent Naval Air Warfare Center Aircraft Division and the Naval Electronics Systems Engineering Activity. The Air Station, among other things, is one of the United States Navy's principal testing facilities for new aircraft and other sophisticated equipment. The Patuxent Naval Air Warfare Center Aircraft Division at Lexington Park is by far the largest single employer in the County. In recent years, a few assembly-type industrial operations have been established. There appears to be an ample labor force, and it is estimated that about 18 percent of the force is employed outside of the County.

       St. Mary's County is divided into nine Election Districts and is governed by a Board of Commissioners, each elected for a four year term (five members). Zoning is controlled by the Board and is supervised by an appointed zoning administrator.

       Leonardtown, in the Third Election District, is the seat of the St. Mary's County Government. In December 1994, the commissioners adopted a new zoning ordinance to implement the new Comprehensive Plan, a 20-year growth management plan for the county. They also imposed a $2,000 impact fee on new finished dwellings.

       The land-use plan is designed to steer growth and development in the county and to preserve its natural resources and rural agricultural traditions.

       The county is divided into seven different land use districts, which are summarized below.

(1) The areas planned to contain the most intensive development are designated Development Districts. The Plan state: "Directing growth to these areas will prevent the outward sprawl of development, thus keeping the new population close to where utilities, community facilities and services, and employment already exist and can be economically expanded to meet growing needs. Impacts on the highway system will be minimized as new residents locate near to the jobs and services they require."* The Development Districts will be confined to Lexington Park and Leonardtown. Each of these communities "...either has in place or provides opportunity to put in place the roads, sewer and water facilities, and other services required by new development."*

(2) Planned for slightly less intensive development are the Town Centers "...intended to be secondary growth areas to be provided with community facilities as needs evolve...". The primary town centers will be the three communities of Charlotte Hall, New Market, and Mechanicsville, at the north end of the Route 235 corridor. The Plan states: "The Fifth District communities appear to be well on their way to blending into a single system of residential clusters and light industrial centers extending off a core of commercial development on either side of the highway."** The other two Town Centers are Hollywood, which may blend in with Lexington Park Development District, and Piney Point, on the Potomac River south of Leonardtown and Lexington Park.

The Comprehensive Plan prohibits major new commercial or industrial activity outside of these two districts.

(3) The third use district is the Village Center. This category contains eight older traditional crossroad communities, each with a post office, a grocery store or stores, and most with one or more churches, firehalls, taverns or gas stations. Marginal expansion of these centers will be allowed, with care taken to preserve the historic and/or rural character of the community.

(4) Neighborhood Conservation Districts regulations are designed to cover older established subdivision and to maintain the existing development patterns unique to these communities. Development in these districts will be limited, for the most part, to existing platted lots.

(5) The states purpose of the Rural Preservation Districts are "...to provide for a full range of agricultural and farming activities and to protect these established uses from encroaching development which might depreciate the county's agricultural economy...Agricultural land refers not only to tilled fields, but to woodlands which are either prospects for additional tilled acreage or are valuable as they are for their ...contributions to the environment and to the rural appearance of the county.* Agriculturally related industries and cottage industries are also recognized as important aspects of the rural communities. Limited low-density housing will be allowed in the area.

--------------------------------------------------------------------------------
* St. Mary's Comprehensive Plan, October 25, 1988, pages 6-7
**Ibid., page 7

(6) Subsidiary to the Rural Preservation District, is the Agricultural District, designed for farmers who prefer additional protection for their land and lifestyle. Participation is voluntary, but once a property is so designated the restrictions are binding for five years, and subject to termination with one year's notice. Building density is limited to one dwelling per 20 acres. Upon entering the program, development rights are transferable to Development District, Town Centers, or Village Centers..." at a rate of one dwelling unit per five acres. Once these rights have been sold, the option to discontinue participation in the voluntary district must be restricted by a requirement to buy back development rights or reduce development potential by the amount of rights sold."*

       The Chesapeake Bay Critical Area District is designed to conform to the Chesapeake Bay Critical Area Law passed by the Maryland General Assembly in 1984. This district covers all areas of the county which in some way impact the Bay, and places severe development restriction on wetlands and waterfront areas. Each county is required to prepare and adopt its own Critical Area Plan.

(7) The Historic Preservation District is designed for the preservation and restoration of St. Mary's City and 150 other designated historic sites in the county.

Recreation
----------

       St. Mary's County has two state parks: Point Lookout, in Scotland, Maryland, the site of a Civil War prisoner of war camp, which today has two free fishing areas available 24 hours a day, camping and a nature museum situated on 580 acres at the confluence of the Chesapeake Bay and Potomac River; and St. Mary's River State Park, located between Lexington Park and Leonardtown. This is one of the newest state parks and is still being developed. Site 1 is already open and consists of a 250-acre lake which has been designated a trophy bass lake and special fishing regulations may be in effect; Site 2 covers approximately 2,200 acres and is primarily undeveloped. This section of the park is a managed hunting area.

       The county has an active recreational department which provides a multitude of programs throughout the year for county residents.

       Other tourist attractions include St. Mary's City, the first settlement in Maryland and the site of the original capital of Maryland. During summer months outdoor theater re-enacts the history of this first settlement.

       Two historic homes are found in St. Mary's County: Sotterly Plantation and Tudor Hall as well as several historic churches. Other points of interest include The Old Mill, Christmas County Store, the Farm Museum and Elm's Environmental Center.

       Yearly events attracting tourists include the Spring Open House in Great Mills, The Planting Season in Historic St. Mary's City, the Governor's Cup Yacht Race which starts in Annapolis and ends in Historic St. Mary's City, Air Expos, at the Patuxent Naval Air Station, the Blessing of the Fleet at St. Clements Island and St. Mary's County Fair and the St. Mary's County Oyster Festival/National Oyster Shucking Contest.

       Real estate assessment is based upon 40 percent of Market Value, and the tax rate is $2.11 per $100.00 of assessed value. Fire tax ranges from
 .5 to .11 cents per district. Current State tax is .21 cents per $100.00 of assessed value.

       Public roads are rated as average to good, and freight transportation to/from the County is by truck. Public and private schools are adequate to meet the needs of the residents, with approximately 15,210 students with a per pupil cost of $6,106.00 annually. In addition, St. Mary's County offers a two year associates degree at St. Mary's Community College and a four year bachelor's degree from St. Mary's College of Maryland. Medical service, police and fire protection are typical for a growing rural/suburban community. Electricity and telephone service are available to most parts of the county, and public water and sewer service are available in various political sub-divisions of the County, monitored by the St. Mary's County Metropolitan Commission.

       Because of its peninsula-type configuration, which virtually rules out any through traffic, combined with its outlying location, St. Mary's is considered to be an average-growth area. The growth, which has occurred in recent years, is attributable to the extensive waterfront recreational potential which the area offers for retirement age persons. A new Thomas Johnson bridge which connects St. Mary's and Calvert Counties has significantly reduced travel time between the County and eastern and northern Maryland. It is believed that growth in St. Mary's will continue to be average until such time as high-speed transportation becomes available which will connect this area to metropolitan Washington and/or Baltimore.

                        [NEIGHBORHOOD MAP APPEARS HERE]

                               NEIGHBORHOOD DATA
                               -----------------

       The subject property is located approximately 2 miles southwest of the Main Gate to Patuxent River Naval Warfare Center - Aircraft Division in Lexington Park, Maryland. The property is located as part of Lexington Park's business district along MD Route 246.

BOUNDARIES

       The neighborhood boundaries can be defined as being very similar to the general Lexington Park boundaries which are Maryland Route 4 to the north; the Patuxent River and the Naval Warfare Center to the east; Maryland Route 5 to the south; and, St. Andrew's Church Road to the west.

       Within this neighborhood boundary are many of the major shopping and employment centers within St. Mary's County. The area's primary commercial districts extend to the north adjacent both side of Rout 235 to the area proximate to the Wildewood Technology Park, the St. Mary's County Industrial Park and the St. Mary's County Airport and to the west adjacent both sides of Great Mills Road to its intersection with Maryland Route 5. These commercial strips are populated with a variety of independent retail operations, restaurants, fast food establishments, automobile services, lodging facilities and several professional office buildings.

NEIGHBORHOOD COMPOSITION

       There are a growing number of retail shopping centers in the neighborhood. The Millison Plaza Shopping Center is located one block west of the main gate to the Weapons Test Center approximately 1 mile east of the subject. This shopping center extends, crescent-shape, from Route 235 along Shangri La Drive and through to Great Mills Road. Its key tenants are Super Fresh grocery store, Family Dollar Stores, Thrift Drug and Video Empire. A K-Mart was located there until late 1992 when it relocated to a new shopping center about 2 miles north of the subject in California, Maryland. To the east of this shopping center and opposite the Naval Museum and main entrance gate to the test center older properties which were constructed during the late 1940's and early 1950's have recently gone through renovations and architectural facelifts and have been fully converted to modern attractive office space. A new Wal-Mart store opened within the past one year in California, Maryland near the relocated K-Mart. The Sans Souci Plaza, located on the west side Maryland Route 235 1.5 miles west of the subject, increased its available rentable space by approximately one-third three years ago while the economy was in recession. However, all of the new space is now leased, although the older section of the plaza did suffer from the recent closing of the Jamesway Department Store. Jamesway's closing leaves vacant one of the two anchor locations of this shopping center. St. Mary's Plaza is located approximately 0.75 miles east of the subject and is anchored by Food Lion grocery store, Peebles Department Store and Ames Discount Store. A new center owned by the McKay family and anchored by a McKay grocery store is being constructed on the opposite side of Route 246 from the subject.

       The neighborhood adjacent Route 246 between the subject and the entrance to the test center is made up of office space, fast food restaurants, retail stores, auto dealerships and gasoline service stations. The land adjacent Route 246 to the south and west of the subject is improved by the McKay Foodland, Mini-warehouse centers and small strip shopping centers.

       In the immediate area adjoining the commercial strips west and north of the base is housing geared toward military personnel assigned to Patuxent River NWTC-AD. The Lexington Park area contains affordable housing in the form of townhouses, duplexes, and garden apartments. There is also an area of 50 year-old single-family detached homes known as Patuxent Park. These homes were built to house the families of officers off-base during World War II and most of these which front on Route 246 have been converted to office use. Many of these homes have been, or area being, remodeled and this residential neighborhood has been revitalized. Most of this housing is within walking distance to much of the commercial area along Route 235 and Great Mills Road, although the common mode of travel by local residents is by private automobile. (St. Mary's County does provide limited public bus transportation that serves the Lexington Park area.) There are also five mobile home parks located west of the base along Great Mills Road. Newer housing of all varieties has been developed along Chancellors Run Road and in the Town Creek area. The commercially zoned area extending along Route 235 adjoins the Town Creek Farm, Town Creek Manor and Esperanza Farms subdivisions immediately to its east. These residential areas lie between the commercial area along Route 235 and the Patuxent River. The cost and values of the homes in the area typically range from the low $100,000's for those located nearer Route 235 to over $400,000.00 for waterfront homes along the Patuxent River. Closer to the subject the residential growth has taken the form of townhomes, apartment projects and mobile home parks housing double wide mobile homes.

       At the northern section of the Lexington Park neighborhood is located the Wildewood residential subdivision an the Wildewood Technology Park, This neighborhood is one of the fastest growing sections of the country. Growth has been centered around the 1,100 acre Wildewood PUD which features a residential neighborhood proposed for 2,000 single family detached residences, townhouses, condominium apartments and apartments; a multi-store shopping center having a large grocery store and an upscale department store as the anchor tenants; and the 250 acre Wildewood Professional and Technology Park which includes single and multi-story professional office buildings, research and development buildings and office warehouse buildings. This PUD is also the proposed location for the Johns Hopkins/University of Maryland Higher Education Graduate Facility. All elements of the PUD have been created with significant attention to the site plan and architectural control of the improvements. Additional features within the neighborhood are the county airport and the St. Mary's Industrial Park.

       The airport lies immediately to the north and west of Wildewood and is comprised of approximately 170 acres of land which has been improved with a concrete runway approximately 3,250 feet long, taxi ways, and 10,000 square feet of hangar space. Runway lighting is minimal. Due to the expected growth in the area and demand for services the county airport commission has requested, through the FAA, to lengthen the runway and improve services. After the completion of the expansion, the facility will be capable of handling corporate jets and commuter airlines. The airport commission leases operation of the airport to a fixed base operator (FBO).

       To the north side of the airport is located the 150 acre St. Mary's Industrial Park. The park has been subdivided into 43 lots, however, not all have been developed. Currently, there are approximately 15 businesses in the park.

MAJOR HIGHWAYS IN THE NEIGHBORHOOD

       The primary transportation artery serving the neighborhood is Maryland Route 235. This is a major four-lane divided highway which joins Lexington Park with areas in northern St. Mary's County and via Maryland Route 5 to Waldorf, Maryland and metropolitan Washington, D.C.. Commuting time to Waldorf is 30 to 40 minutes and to Washington is approximately 60 minutes. The northern portion of the neighborhood is bound by Route 4 which joins St. Mary's County with Calvert County by the Thomas Johnson Bridge at Solomons, Maryland. The Solomons Island area is one of the major east coast recreational boating areas having numerous marinas and approximately 20,000 boat slips. Many of the people living in this area of Calvert County work in St. Mary's County and shop at the Wildewood Center. Maryland Route 246 which is commonly referred to as Great Mills Road joins the Naval Air Warfare Center with Maryland Route 5 and portions of the county to the south and west of Lexington Park. For several decades prior to the early 1970s this road was the primary commercial thoroughfare in the county and was the site of the county's first large strip shopping center, first fast food restaurants, location for the county's car dealerships and location of the county's restaurants and night spots. With the completion of the widening of Route 235 to a four lane divided highway between Lexington Park and Waldorf and with the opening of the Patuxent River Bridge between Calvert County and St. Mary's County the focus of the neighborhood's commercial activity has been developed with three large retail centers, two smaller retail centers, five large office complexes, numerous fastfood restaurants and numerous owner-occupied retail and professional office properties. During this same period the growth of retail properties adjacent Route 246 was stagnant. However, over 100,000 square feet of professional office space and research and development space was constructed 0.25 miles east of the subject and several 100 residential units have been constructed on the west side of Route 246 approximately 0.50 miles west of the subject on Route 246. The smaller and older retail properties have changed hands several times and many have recently been renovated. The first new retail shopping center to be constructed on Route 246 since 1970 is being constructed on the east side of the road near its intersection with Chancellors Run Road approximately 100 feet west of the subject. This center is being built by the McKay Markets and appears to have 5 to 9 stores.

EMPLOYMENT

       The major employer in St. Mary's County is the Patuxent River Naval Warfare Center - Aircraft Division which is located in Lexington Park Approximately 1.25 miles northeast of the subject. This facility employs over 12,000 people fairly evenly devised between the military, civilian companies and military contractors. This number will increase by 25% with Department of Defense employees from commands being reassigned to Patuxent River. Several of the larger contractors supporting the military programs at the center have their offices in office parks such as the subject and the Wildewood Professional and Technology Park. The Department of Defense has consolidated command to this center which will increase employment to a projected 16,000 employees.

       The demand for residential, commercial retail and office space, and industrial property is closely tied to the level of activity at naval test facilities at Patuxent River Naval Warfare Center. Following realignment of military installations by the federal government last year, Patuxent River was one of the few bases with a net increase in personnel for research and development assignments.

EDUCATIONAL FACILITIES

       In addition to the Higher Education Graduate Center located in the Wildewood Technology Park, the county is the location of St. Mary's College which annually appears in U.S. News and Report's list of colleges as one of the top 10 regional liberal arts colleges in the east. There are branches of several universities and colleges located at the air warfare center. In the past, these have included the University of Denver, Emery-Riddle Aeronautical University, Florida Institute of Technology, the University of Maryland and University of Tennessee Space Institute. The county's Public schools have been consistently rated among the top one-half in the state. In the past 15 years the county has spent millions of dollars in building new schools and remodeling older schools.

       The neighborhood is served by three elementary schools as well as the Green Holly Special School, Esperanza Middle School and Great Mills High School. There is a campus of the Charles County Community College located on Great Mills Road 2.5 miles west of the base entrance. The University of Maryland Offers various undergraduate and graduate courses to the public on the naval base, and St. Mary's College is located in nearby St. Mary's City.

RECREATION AND GOVERNMENT SERVICES

       There is an abundance of recreational activities in the area, primarily related to the nearby Patuxent and Potomac Rivers and the Chesapeake Bay. Boating, fishing, hunting, golf, tennis, and leagues for softball, baseball, football and soccer are plentiful and popular.

       Police and Fire protection is provided by the St. Mary's County Sheriff's Department, Maryland State Police, and the Bay District Fire and Rescue Volunteer Companies. The federal fire-fighting cres on the base also provide supplemental protection under a mutual-aid agreement with the County.

SUMMARY

       In summary, the neighborhood is diverse and vital. There is demand for a variety of essential retail and service businesses. The recent recession and the construction of new shopping centers north of Lexington Park has created a moderate over-supply of commercial retail space in the area, but the trend in vacancies has been declining and according to local commercial Realtors familiar with the market, the available space is being steadily absorbed by virtue of the recovering economy ad the actual and anticipated increases in personnel at Patuxent River Naval Warfare Center -Aircraft Division. The subject property is located approximately 1.75 miles southwest of the Main Gate to the Patuxent River Naval Warfare Center- Aircraft Division in Lexington Park, Maryland. The property is located as part of Lexington Park's business district along Maryland Route 246.

                             FEASIBILITY ANALYSIS
                             --------------------

POPULATION

       St. Mary's County population doubled during the decade following the construction of the Naval Air Station at Patuxent River in 1942-1943. Since then average growth in population has been about 3%. Between 1980 and 1995, the population increased 35%; St. Mary's was the 8th fastest growing county in the state. Neighboring Calvert and Charles Counties ranked 2nd and 3rd, making Southern Maryland the fastest growing region in the state. Maryland's Office of Planning predicts growth will slow to a 1% to 2% increase annually.

RESIDENTIAL BUILDING PERMITS

       An average of 735 residential building units have been permitted each year since 1991. The 1990 Census counted a total of 27,863 dwelling units in St. Mary's County. Seventy-five percent were detached single family units. Thirty-five percent of existing residential units have been constructed since 1984.

       Local counts of residential permits issued for the year to date have slowed since the recession. Major differences in counts have usually stemmed from the number of multi-family units allowed. The count of residential permits for the first two months of 1995 is at the same level seen over the same period last year. The level of multi-family permits issued often accounts for significant difference in totals.

HOMES SALES PRICES

       In 1996, the average local home sales tracked through the Multiple Listing Service show an increase in average price as well as the numbers sold. MLS data reflects approximately 65% to 70% of local real estate activity. Homes sold by owners or developers are not always listed with the MLS. Last year, the average local home sold through the MLS cost $140,895.00. The Charles County average was $149,803.00 and the Calvert County average was $150,419.00.

LABOR FORCE

       Growth in St. Mary's civilian labor force has exceeded state and national averages. The labor force grew 7.5% between 1990 and 1996, while population increased 6.7%. Growth has slowed since the recession with downsizing. However, since the final BRAC 95 decision, positive impacts are being translated into new construction and jobs with substantial increases for this area in the later part of 1996 and continuing in 1997 and 1998 as the moves are complete.

       Almost 3/4 of county residents in the workforce are employed locally. Equivalent rates for Calvert and Charles Counties were 43% and 42%. In 1990, Calvert and Charles Counties were bedroom communities in which the majority of the workforce left their home counties to seek employment. Such was not the case in St. Mary's County.

UNEMPLOYMENT

       St. Mary's unemployment rate as of December 1996 was 3.9%, the state rate is 4.1% and the national rate is 5.0%. The local unemployment rate represents 1,700 workers seeking employment out of a civilian labor force of 43,741. St. Mary's unemployment rate has generally remained below the state and national rates.

EMPLOYMENT

       Job creation has kept pace with growth in the civilian labor force. Total jobs available in 1982 were 22,451 and in 1992 there were 35,569 jobs available. Government is the largest industry in the county; the service industry is the fastest growing. The Navy, at Patuxent River Naval Air Station and Webster field in St. Inigoes, is the county's single largest employer currently at a level of 11,869 and projected by the year 1998 to be 17,036. The Navy's presence here is substantial. In 1992, 76% of St. Mary's 1,434 private business establishments employed fewer than 10 workers; 96% employed under 50 workers.

       Many of the county's large private employers are contractors supporting activities at the Patuxent River Naval Air Station and the Naval Electronic Systems Engineering Activity. While military and civil service employment has been fairly constant, there has been significant growth in contractor involvement in the local defense workforce. Materials describing local jobs by industry generally include defense contractors with services or in the transportation, communication and utility class.

WAGES

       The majority of county jobs are in the higher paying industries. St. Mary's average service industry wages are higher at $519.00 per week than every Maryland jurisdiction with the exception of Montgomery, Howard, Prince Georges and Anne Arundel Counties and Baltimore City. Overall, county wages rank in the top third of Maryland jurisdictions.

INCOMES

       St. Mary's median household effective buying (after-tax) income of $38,946.00 has increased 64% in the past decade. The U.S. median is $32,2380.00 and the state stands at $39,210.00.

       Total retail sales in the county have grown 2% since 1992 to almost $477.5 million in 1993.

NAVY EMPLOYMENT TRENDS

       The Navy, at Patuxent River Naval Air Station and the Webster Field in St. Inigoes, is the county's single largest employer. The Navy presence is expected to grow as base realignment and closure decisions to consolidate activities here are actualized. Engineering and manufacturing development of the V-22 and F/A 18 aircraft are major projects currently underway at Pax.

                                PATUXENT RIVER
                               RECENT & CURRENT
                             MILITARY CONSTRUCTION
                             ---------------------

       *  North Gate Road                                Spring 94      $ 3.0M
       *  Upgrade Existing Buildings                     93-95            7.4M
       *  V-22 Hangar Repair                             Spring 94        2.9M
       *  Aircraft Aprons                                Summer 94        1.8M
       *  Water Distribution & Fire Protection           94-95            3.0M
       *  Fire Training Simulator Facility               Summer 97        0.4M
       *  BOQ/BEQ Renovations                            1994            10.6M
       *  Runway Resurfacing                             1994            14.0M
       *  Road Improvement                               Summer 94        1.7M
       *  FrankKnox Training Center Renovation           Fall 94          3.0M
       *  B. Becker Materials Test Lab                   Summer 95       14.0M
       *  Harper's Creek Bridge                          Summer 95        3.2M
       *  North & South Engineering Complexes            Spring 96       89.0M
       *  T-10 Jet Engine Test Cell                      Summer 96        4.8M
       *  Electronic Systems Lab, Webster Field          Winter 96        3.7M
       *  Integrated Program Team (NAVAIR) Bldg          Summer 97       68.5M
       *  Fiberoptic Distribution                        Summer 97        5.2M
       *  Air Interoperability Center                    Summer 97        4.1M
       *  Life Extension, Hangar 201                     Summer 97        5.8M
       *  Antenna Range                                  Summer 97        3.2M
       *  HAZ/FLAM Storage Facility                      Winter 97        3.5M
       *  Propulsion Support Engineering Facility        Spring 98       24.5M
       *  Aircraft Systems Integration Facility          Summer 99       32.3M + opt.

       There is more military construction underway at Patuxent River than at any site in the world. The North and South Engineering Centers will house the majority of personnel slated to relocate from NAWC Warminster. Sizes of the buildings are 250,000 and 450,000 square feet, respectively. The 462,000 square foot NAVAIR Building will house about 2,200 personnel relocating from Crystal City.

PROJECTED ECONOMIC IMPACT

       The economic impact of the defense relocation to Southern Maryland is substantial. The initial influx of 6,809 military and civilian personnel will generate a total of over 12,400 on-going jobs and $769 million in new spending. This is in addition to nearly 8,300 temporary jobs (construction, real estate) and $437 million in one-time spending. Furthermore, the State and the three counties of Southern Maryland will benefit from $38.6 million in new tax revenue on an annualized basis once the relocation is complete in 1998 from on-going spending in addition to $13.1 million from temporary spending during 1994-1998. The estimate of revenues is based on the direct economic benefit.

                               CAPITAL PROJECTS
                               ----------------

       Capital expenditures comprise the most visible evidence of tax dollars at work. The county's investment in public facilities, from schools and parks to landfills and roads, impacts the lives of a broad range of countians. The Capital Budget which took effect on July 1, 1996 totals approximately $20,000,000. About half of the funds for capital improvements comes from bond sales. State and federal shared monies, transfers from the general fund, transfer taxes from the sale of property and impact fees paid on new residences are other sources of funding for capital improvements.

       Over half of capital fund expenditures go toward public school facilities. The largest project budgeted this year will allow the completion of site work, renovation and expansion of Great Mills High School. Other significant projects include improvements to the science labs at Chopticon and Leonardtown High Schools to meet the increased demand on lab facilities brought on by new graduation requirements and modifications to facilities to comply with the Americans with Disabilities Act (ADA).

       Public Works projects comprise over a third of the capital fund budget. Almost $6,000,000 is budgeted for the design and construction of a campus for the Charles County Community College in St. Mary's. The former Academy Property was purchased by the County in 1993. A campus master plan has been developed and construction drawings have been prepared. FY95/96 funding allowed construction to begin. In FY96/97 Phase 1 included renovation of the former Academy school building, construction of a new 32,000 square foot science building and related infrastructure. The state will provide a majority of the construction funding for the project.

       One consistent expense in capital budgets is road maintenance. Six bridges and over 1,100 roads covering about 530 miles are maintained by St. Mary's County. Approximately 60 miles of roadway are surface treated annually - treatment extends the service life of a road by about three years. Other regular upkeep includes asphalt overlay and removal of obstacles. The recommended budget for FY96/97 also includes the design and construction of a replacement for the deteriorating Sandgates Road bridge.

       The FY96 budget includes funds to design new bridges for Chaptico/Hurry Road and Doctor Johnson Road. In addition, improvements are scheduled for the St. Mary's Municipal Airport to include an all weather observation system, the extension of sewer onto the site and the design of security fencing. The parking area will gain 50 spaces and 16 airplane tie-downs will be added. Design money has been allotted for a new judicial center. Funds have been included for the expansion of the St. Andrew's Landfill, improvements to the Governmental Center, and the design of an addition to the Tri-County Youth Services building.

       Recreation and Parks plans to fund improvements to the Fifth District Park with a Program Open Space grant and impact fees. These include adding playground equipment, trails and landscaping, lighting the football and soccer fields, correcting traffic flow, adding parking, and irrigating the playing fields.

             NAVAL AIR WARFARE CENTER AT PATUXENT RIVER PROJECTION

       The Naval Air Station at Patuxent River was commissioned in 1943 in an effort to centralize the widespread air testing facilities that had been established during the pre-World War II years. During the commissioning ceremonies, Rear Admiral John S. McCain, then chief of the Navy's Bureau of Aeronautics, recognized the importance of Pax's establishment by calling it "the most needed station in the Navy." More than half a century later, NAS Patuxent River has become the Navy's aircraft supercenter and the fastest growing base in the nation.

       NAS Patuxent River serves as the headquarters for the Naval Air Warfare Center Aircraft Division (NAWCAD) and is home to nearly 50 other tenant activities and units. NAS Pax provides airfield facilities, public works support, environmental support, materials, security, housing, messing, the family service center, and recreational services to NAWCADHQ and other activities and units on board station. Also included as part of NAS Patuxent River are its annexes located at Webster Field and Solomons.

       The station is unique in that it has access to approximately 50,000 square miles of airspace for test flights, five runways with 36,500 feet of runway (includes the Webster Field Annex), 10 double bay hangars, operation lanes at Patuxent River and Chesapeake Bay and easy access to the Nation's capital. There are approximately 171,000 flight operations performed each year with 50,000 flight hours logged on the 160 aircraft housed at Pax. The real property at Pax represents a capital investment with an estimated $1.81 billion replacement value. Also unique is the strong relationship NAS Pax River has built with the Southern Maryland community. Participation with organization and boards such as the Tri-County Council for Southern Maryland, St. Mary's County Board of Education, Christmas in April, Rotary Club, Chamber of Commerce, Calvert Marine Museum, St. Mary's Hospital, the Navy League, and Friends of the Chesapeake, has enabled the Navy to become an active community member. The programs and special events coordinated through these partnerships have resulted in many successful joint efforts at Pax River and throughout the community. Some of the programs and events have included Air Expo, Earth Day, Blessing of the Fleet, Oyster Festival, Project Graduation, Christmas in April, Personal Excellence Program (PEP), Patuxent River Restoration Advisory Board (RAB), Patuxent River Appreciation Days (PRAD), WWII Commemorative and Veteran's Day.

       Pax River will experience unprecedented growth through 1998 as a result of the 1991 and 1993 Base Realignment and Closure (BRAC) Commission decisions which will relocated personnel and operations from Warminster, PA, Trenton and Crystal City, VA to Pax. The relocation of the research, development and engineering capabilities from Warminster will transfer 1,656 civilian billets and 132 military billets throughout 1996. Relocating the propulsion engineering capabilities from Trenton will transfer 276 civilian and 2 military billets through 1998. And, the move of the Naval Air Systems Command Headquarters in Crystal City, VA will relocate 2,141 civilian and 633 military billets through 1997. These relocations, not including contract support moves, will increase the Pax River workforce from 12,200 today to estimated 17,100 in 1998. In addition to the growth in personnel, there are currently 50 active construction and rehabilitation projects underway on station with total contract value of approximately $250 million and 1.5 million square feet of new modernized office space for test and evaluation.

                            [TAX MAP APPEARS HERE]

                                   TAX DATA
                                   --------

       The full cash value and assessment for the projected individual single family lots, as of May 1997, obtained from St. Mary's County Assessment Office is as follows:

51 Single Family lots projected value of individual lots are as follows:

Tax Map 51, Parcel 147, Grid 2

              Land:                Projected      $1,428,000.00

              Improvements:        Projected      $ -0-

              TOTAL:               PROJECTED      $1,428,000.00

              Assessment:          Projected      $  571,200.00


     The Annual Taxes and interest for Fiscal Year 1997 projected are
     $13,880.16.

     Tax Account Numbers: (Not currently assigned for single family lots)

     The Total tax rate is $2.43 per hundred dollars of assessed value. The tax rate is distributed as follows:

              State of Maryland                                    $  .21

              County of St. Mary's                                 $ 2.11

              Leonardtown                                          $ N/A

              Fire Tax                                             $  .11
                                                                    -----
              TOTAL TAX RATE                                       $ 2.43

     It is anticipated that the tax rate will increase slightly over the next fiscal year.

     The subject property is currently assessed in the name of:

                        Interstate General Company L.P.
                         222 Smallwood Village Center
                         St. Charles, Maryland  20602

     The current tax rate for St. Mary's County is $2.11 per hundred dollars of assessed value. Current assessments for the various subject properties are based on 40% of the assessor's estimated market value of the property. The overall real estate valuation in St. Mary's County for taxable purposes is based on a tri-annual assessment. Base values of properties reassessed every three years and increases during this period of time based on market rates, which in the past few years have typically ranged from 6% to 8% and have been capped yearly at a maximum of 10%.

                              PROPERTY TRANSFERS
                              ------------------

     In accordance with the Appraisal Institute, as well as the Federal Home Loan Bank Board, this appraiser has researched transfers of the subject property and has noted no transfers of the subject property within this report. Within the Westbury Subdivision, improved townhouses have been developed and sold over the past 2 to 3 years, as well as a number of single-family detached lots that have been developed and sold over the past few years. For the most part, improved townhouses have averaged from approximately $74,900.00 to $105,000.00 per unit, while single-family detached lots have ranged from $25,000.00 to $32,000.00 per unit. Detached single family sales have ranged from $100,000.00 to $160,000.00.

                             ENVIRONMENTAL ISSUES
                             --------------------

     No environmental hazards or contaminations were noted on the date of inspection, nor has this appraiser been informed of any environmental hazards or contaminations during the period of discovery. This appraiser has not caused any environmental testing to be done on the property and the client is advised to retain a qualified expert in this field should they feel it is warranted.

                          COVENANTS AND RESTRICTIONS
                          --------------------------

     A Homeowners Association will provide for maintenance of the common area and private roads around the homes. The association will also contract for trash pick up, television cable service, pool, a club house, and green space maintenance for residents. The estimated fee is $250.00 per year for the townhouses and $150.00 for the single family homes. The difference in fees is for maintenance of the parking areas for townhouse residents. Recorded at MRB 001, Folio 266 dated October 23, 1989 and amended at MRB 570, Folio 132 dated November 30, 1990 and amended further at EWA 605, Folio 0026 dated June 28, 1991 and further at MRB 511, Folio 270 dated December 21, 1989.

                           [ZONING MAP APPEARS HERE]

                                    ZONING
                                    ------

     Zoning - PUD-R (Planned Unit Development - Residential) 4.5 density.

     The appraised property is zoned Planned Unit Development -Residential. The Planned Unit Development districts are designed to encourage innovated and creative design of residential, commercial and industrial development, depending on the type of district and to facilitate within these districts use of the most advantageous construction techniques and maximize the conservation of the effective use of open space and natural features. These districts are designed to further the purposes and provisions of the Comprehensive Plan and conserve public physical resources, effective utilization of public facilities and courses and provide a broad range of housing and economic opportunities to present and future residents of the county.

     The subject lots are approved single family lots and in the process of being recorded as 63 subdivided single family lots with a density of 2.56 du/ac.

Easements - 10' utility along all lot lines.
Buffer Yard - C4, along Westbury Boulevard.

MINIMUM AREA AND DIMENSIONS
     Area        6,000 sf.
     Width       0
     Depth       0
     Frontage    0

MINIMUM YARD REQUIREMENTS
     Front      25'
     Side        6'
     Rear        5'

CENSUS TRACT - 24-037-9960
FEMA Flood Zone Map Panel - 240064 0018 B Zone C, dated February 19, 1987.


                            FOREST CONSERVATION ACT
                            -----------------------

Note: Exempt from Maryland Forest Conservation Act per zoning resolution Z85-05 dated 04/09/85 (See attached addenda)

            [MAP OF EXISTING AND PLANNED SERVICE AREAS APPEAR HERE]

                                   FINANCING
                                   ---------

     Typical financing in the area is through banks or owners of a combination of owner financing and or assumptions. Rates for residential loans range from 6.5% to 9% with a down payment of 5% to 20%. Discount points are typically one to three percent of the loan amount. Commercial loan rates are typically 1.0% to 2.0% above either the bank rate or based on New York advertised prime. Points are charged based on the risk of the project to the lender.

                                   UTILITIES
                                   ---------

     The subject property will be serviced by water and sewer administered by the St. Mary's County Metropolitan Commission and the St. Mary's County Health Department. Water and sewer fees will be assessed to property owners. Current water and sewer categories are W-1 and S-1, respectively.

       Electricity is furnished by the Southern Maryland Electric Co-op. (SMECO). Local telephone service is available through the C&P Telephone Company (Bell Atlantic) with long distance service available through a number of competitively priced long distance companies. Cable television is available through the local cable company.

                        [PLAN OF WESTBURY APPEARS HERE]

                            [PLAT MAP APPEARS HERE]

                             PROPERTY DESCRIPTION
                             --------------------

     The subject property contains approximately 26.992 acres of land, more or less, as per boundary survey supplied by N G & O Engineering, Inc. as of March 27, 1997. The subject property is irregularly shaped though it lends itself well to the current plotted 51 lot subdivision. The subject property, at the time of inspection, was, for the most part, level to sloping with access by way of Pegg Road onto Westbury Boulevard West, a 60 feet right-of-way supplying access to four 45 feet right of ways, three with cul-de-sacs, notably, Altman Court, Bolden Court, Gordon Court and Wilcutt Street. The overall topography of the subject property is level to rolling. There is a 20 feet storm water management trail and drainage easement located on the southwest portion of the subject property. towards Open Space Parcel C. The Open Space Parcel C consists of
14.582 acres. The subject site is grassy with small pine and scrub bush.

     No other adverse easements were observed other than standard 10 feet utility easements and a buffer yard requirement identified along Westbury Boulevard West.

                         HIGHEST AND BEST USE ANALYSIS
                         -----------------------------

     The Appraisal Institute defines Highest and Best Use as follows; "The most profitable, likely use to which a property can be put." Such use may be based on the highest and most profitable continuous use to which a property is adapted and needed, or likely to be in demand in the reasonable near future. However, elements affecting value which depend on events or a combination of occurrences which, while within the realm of possibility, are not fairly shown to be reasonable or probable should be excluded from consideration.

     "Highest and Best Use" is defined as: "The use, from among reasonable probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible and that results in the greatest net return to land over a given period of time."

Legally Permitted
-----------------

     Although there are some alternative uses permitted under the zoning regulations, the recorded covenants and restrictions that have been imposed on the land limit its use to single family semi-detached and detached dwellings, with specific requirements for the lots and improvements and also to open space that must conform to these covenants. The present zoning is PUD-R 4.5 which allows for townhouses and single family homes. A site plan for the construction of 51 single family lots is in the process of being approved by St. Mary's County. It is a reasonable conclusion that this approval will be forth coming.

Physically Possible
-------------------

     The appraised property is located on the north side of Pegg Road and Westbury Boulevard West. It has good access to all parts of St. Mary's County. The acreage is sufficient to provide enough lots to create a homogeneous community. The land is slightly above grade but would lend itself well to the proposed construction. The entrance access is from Westbury Boulevard West.

Financially Feasible
--------------------

     A discounted cash flow analysis indicates that there is sufficient margin between the value of the land, as is, and the discounted cash flow from sales of finished lots based on predicted sales activity, to provide adequate profit margins. The success of other subdivisions, such as Bay Ridge Estates, Cedar Cove, Hickory Hills, Greenbrier, Chancellor's Village, and Stallman Subdivision support the feasibility of the proposed development. The proposed lots are part of an established neighborhood community of Westbury containing existing sold townhouses and single family homes. The neighborhood has an established pattern of value from $75,000.00 to $160,000.00. In addition, there have been numerous lots sold and settled within surrounding subdivisions. Numerous sales have been completed within a 12 month duration. This gives strong support to the feasibility and desirability of the subject 51 paper lot subdivision. Considering the number of sites available and the proposed sales program in place, would indicate that the subject property could be profitably developed.

Maximum Productivity
--------------------

     The proposed subdivision will offer a variety of lot sizes while providing covenants and restrictions (see attached) to ensure that the quality of the dwellings will be maintained. Amenities such as a neighborhood center with a pool and green space will help provide a homogeneous community. This is necessary to attract buyers to the project.

     The actual sell-out time is not known, but it is anticipated that a two to three year holding period will be sufficient to dispose of the majority of the 51 proposed lots. The recorded sales activity surrounding the subject indicates the desirability, demand and necessity for this type of subdivision in the neighborhood.

     Therefore, the Highest and Best Use for the subject property (Vacant) would be the completion of the street improvements, utilities and construction of the general infrastructure and roads.


* The Dictionary of Real Estate Appraisal, American Institute of Real Estate
  ----------------------------------------
Appraisers, 1984.

                             PROPOSED IMPROVEMENTS
                             ---------------------

     The subject property, as proposed, will be developed into a total of 51 single family building lots. The overall development will include the installation of all concrete curbing, gutters and sidewalks to meet minimum St. Mary's County specifications. In addition, all street systems will be installed to meet minimum county requirements. All storm water drainage areas, rip rap, outfalls, etc. will also be installed to meet county specifications.

     Utility lines will run to various single family lots designed for the subject property.

     All water and sewer installation and connections will be done according to the St. Mary's County Metropolitan Commission requirements.

     As proposed, the subject property will be divided into 51 single family building lots that have overall sizes and locations as follows:

                        WESTBURY  SECTION II  PHASE II

Lot Number                          Lot Size                    Address
----------                          --------                    -------
Lot 64(Corner)                7,296 sf or .1675 Acres       45951 Altman Court
Lot 65                        6,157 sf or .1413 Acres       45941 Altman Court
Lot 66                        6,048 sf or .1388 Acres       45931 Altman Court
Lot 67                        6,048 sf or .1388 Acres       45921 Altman Court
Lot 68                        6,346 sf or .1457 Acres       45919 Altman Court
Lot 69                        9,115 sf or .2093 Acres       45911 Altman Court
Lot 70                        8,378 sf or .1923 Acres       45901 Altman Court

20' Trail and Drainage Easement

Lot 71                        8,406 sf or .1930 Acres       45900 Altman Court
Lot 72                        9,512 sf or .2184 Acres       45910 Altman Court
Lot 73                        6,749 sf or .1549 Acres       45918 Altman Court
Lot 74                        6,130 sf or .1407 Acres       45920 Altman Court
Lot 75                        6,130 sf or .1407 Acres       45930 Altman Court
Lot 76                        6,067 sf or .1393 Acres       45940 Altman Court
Lot 77(Corner)                7,510 sf or .1724 Acres       45950 Altman Court
Lot 78(Corner)                7,066 sf or .1622 Acres       45973 Bolden Court
Lot 79                        6,049 sf or .1389 Acres       45963 Bolden Court
Lot 80                        6,669 sf or .1531 Acres       45953 Bolden Court
Lot 81                        6,951 sf or .1596 Acres       45943 Bolden Court
Lot 82                        6,401 sf or .1469 Acres       45933 Bolden Court
Lot 83                        6,340 sf or .1455 Acres       45923 Bolden Court
Lot 84                        6,172 sf or .1417 Acres       45917 Bolden Court
Lot 85                        7,521 sf or .1727 Acres       45913 Bolden Court

Lot Number                          Lot Size                    Address
----------                          --------                    -------
Lot 86                        7,108 sf or .1632 Acres       45903 Bolden Court
Lot 87                        7,682 sf or .1764 Acres       45902 Bolden Court

30' Storm Water Easement

Lot 88                        7,449 sf or .1710 Acres       45906 Bolden Court
Lot 89                        6,425 sf or .1475 Acres       45916 Bolden Court
Lot 90                        6,091 sf or .1398 Acres       45922 Bolden Court
Lot 91(Corner)                6,980 sf or .1602 Acres       21551 Gordon Court
Lot 92                        6,122 sf or .1405 Acres       21561 Gordon Court
Lot 93                        6,228 sf or .1430 Acres       21567 Gordon Court
Lot 94                        7,441 sf or .1708 Acres       21571 Gordon Court
Lot 95                        8,440 sf or .1938 Acres       21575 Gordon Court
Lot 96                        8,937 sf or .2052 Acres       21579 Gordon Court

20' Trail/Sewer Easement

Lot 97                        8,103 sf or .1860 Acres       21576 Gordon Court
Lot 98                        7,437 sf or .1707 Acres       21572 Gordon Court
Lot 99                        6,225 sf or .1429 Acres       21568 Gordon Court
Lot 100                       6,218 sf or .1427 Acres       21564 Gordon Court
Lot 101                       6,094 sf or .1399 Acres       21560 Gordon Court
Lot 102                       6,563 sf or .1507 Acres       21556 Gordon Court
Lot 103(Corner)               7,302 sf or .1676 Acres       21552 Gordon Court
Lot 104(Corner)               6,866 sf or .1576 Acres       45970 Bolden Court
Lot 105                       6,000 sf or .1377 Acres       46013 Westbury Blvd West
Lot 106(Corner)               6,000 sf or .1377 Acres       46017 Westbury Blvd West

20' Trail Easement

Lot 107                       7,000 sf or .1607 Acres       46014 Westbury Blvd West
Lot 108(Corner)               7,469 sf or .1715 Acres       21536 Wilcutt Street
Lot 109                       7,757 sf or .1781 Acres       21532 Wilcutt Street
Lot 110                       7,131 sf or .1637 Acres       21528 Wilcutt Street
Lot 111                       7,131 sf or .1637 Acres       21524 Wilcutt Street
Lot 112                       7,300 sf or .1676 Acres       21520 Wilcutt Street
Lot 113                       7,863 sf or .1805 Acres       21516 Wilcutt Street
Lot 114(Corner)               9,330 sf or .2142 Acres       21512 Wilcutt Street

Open Space C                  14.582 Acres
Open Space D                   1.134 Acres
Open Space E                    .253 Acres

                                   VALUATION
                                   ---------

     There are three traditional approaches used by an appraiser in establishing the "Value" of the property as of the date of the report. Each of these operations is based on data found in the market place and is subject to interpretation as set forth in the conclusions of each approach.

SALES COMPARISON APPROACH

     The analysis of comparative market data of similar properties is the method of arriving at a value by this approach. It is the most commonly used method to evaluate almost any type of property and is the basic tool used in other methods of valuation. Since no two properties are exactly alike, the appraiser must adjust the comparables for such factors as time, location, size, condition, etc., to arrive at the most probable selling price of the subject property.

     This method affirms the principle of substitution which states that the maximum value of a property is set by the acquisition cost of acquiring an equally desirable and valuable substitute property.

     When there is insufficient data available to estimate the value of the property using the Sales Comparison Approach then the value is found by either the Cost Approach or the Income Approach.

COST APPROACH

     The Cost Approach is divided into two parts; 1) an estimated land development schedule; and 2) the cost of construction of the proposed homes. The land development schedule sets forth the cost of acquiring the property, and transforming it into building sites with the improvements necessary for serving a home building program. The improvement costs would include both physical building costs, overhead, marketing and entrepreneurial profit.

     The cost of construction of the homes would include a separate estimate of the land value via the Sales Comparison Approach plus the cost to erect an equal building and other improvements. An appropriate depreciation rate for functional obsolescence would also be noted in any computation. The final value estimate by this approach is the sum of the land value plus the computed improvement costs.

     The Cost Approach can also be used as an alternate method to estimate the unimproved value of a lot. In this method the estimated cost of construction and the cost of land development are subtracted from the indicated home value to produce and unimproved lot value. This method can be used to produce a remainder land value when there is insufficient land sales data available and the indicated land value requires confirmation.

INCOME APPROACH

     When considering the value of a property, the Sales Comparison Approach and the Land Development Approach indicate the value of building sites that are available and can be absorbed at once. But, a large number of sites can not usually be absorbed at one time, nor is an absorption of this magnitude practical, therefore, an economic or investment value must be considered in the final market analysis. The method of estimating the investment value is found in the Income Approach.

     Lots held until they can be absorbed or sold represent a risk to the owner. A risk that should be commensurate with usual profits and interest earnings. The income is from the sale of a site or reimbursement of the investment by using the site in a home building program. The return of income is discounted to produce an interest income to the owner. The discounted cash flow computation reflects the "Present Value" upon absorption of the lots. This computation takes into consideration the time necessary before the lots are used, the cost to carry and dispose of the lots, a profit for the developer, the period of time necessary to absorb the lots for home construction or resale to other home builders. This computation would include any estimated increase or decrease in the lot value during the holding period.

     The subject property, for appraisal purposes and at the request of the client, has been appraised at market value for the following distinct stages of development: 1) the valuation of the subject property as recorded but undeveloped "paper lots"; 2) the full retail value of the subject property as "finished" single family residential lots; and 3) the discounted or wholesale value of the "finished" single family residential lots.

                        ST. MARY'S COUNTY LOT SALES
                        ---------------------------

DATE             GRANTOR                          TAX MAP                  LOT #                 ZONING
DEED REF.        GRANTEE                          SUBDIVISION              SIZE                  SALE PR
---------        -------                          -----------              -----                 -------
District 8

05/16/97         Potomac Maco Ltd Partnership     TM 42 Par 223 G 6        Lot 2                 Mult. Parcel
1156/422         Gray Enterprises Inc.            Hickory Hills North      5,959 sf              $ 144,000

05/16/97         Potomac Maco Ltd Partnership     TM 42 Par 223 G 6        Lot 28                Mult. Parcel
1156/422         Gray Enterprises Inc.            Hickory Hills North      7,937 sf              $ 144,000

05/16/97         Potomac Maco Ltd Partnership     TM 42 Par 223 G 6        Lot 30                Mult. Parcel
1156/422         Gray Enterprises Inc.            Hickory Hills North      7,200 sf              $ 144,000

05/16/97         Potomac Maco Ltd Partnership     TM 42 Par 223 G 6        Lot 29                Mult. Parcel
1156/422         Gray Enterprises Inc.            Hickory Hills North      7,200 sf              $ 144,000

05/16/97         Londontowne Development Corp     TM 42 Par 210 G 14       Sec 4 Lot 23
1156/434         Vincent B Goldsmith Inc.         Maple Run                1.14 Acres            $  37,500

05/15/97         Swenson                          TM 35 Par 117 G 15       Sec 5 Blk A Lot 9
1155/564         Evans                            Esperanza Farms          24,000 sf             $  45,000

05/08/97         Millison                         TM 52 Par 18 G 20        Lot 3
1154/26          Mai                              Whitehall                5.75 Acres            $  49,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 27                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca  Way               1,660 sf              $ 121,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 28                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca Way                1,580 sf              $ 121,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 29                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca Way                1,660                 $ 121,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 30                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca Way                1,580 sf              $ 121,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 23                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca Way                1,660 sf              $ 121,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 31                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca Way                1,500 sf              $ 121,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 24                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca Way                1,580 sf              $ 121,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 25                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca Way                1,660 sf              $ 121,500

05/07/97         Interstate General Co. LP        TM 51 Par 590 G 2        Lot 26                Mult. Parcel
1153/372         Regency Homes Corporation        Lucca Way                1,580 sf              $ 121,500

DATE             GRANTOR                       TAX MAP                   LOT #                      ZONING
DEED REF.        GRANTEE                       SUBDIVISION               SIZE                       SALE PR
---------        -------                       -----------               -----                      -------
04/24/97         Raley                         TM 35 Par 1 G 1           Lot 23                     (Waterfront)
1150/52          Liebler                       Leverings                 11,300 sf                  $ 141,000

04/15/97         Franzen                       TM 43 Par 444 G 13                                   Mult. Parcel
1147/146         Mattapany Industries Inc.     Horsehead Road            20.70 Acres                $ 250,000

04/15/97         Franzen                       TM 43 Par 407 G 8                                    Mult. Parcel
1147/146         Mattapany Industries Inc.     California                2.66 Acres                 $ 250,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 7
1146/256         Dillow Group LLC              Town Creek                28,175 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 17
1146/256         Dillow Group LLC              Town Creek                22,071 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk D Lot 5
1146/256         Dillow Group LLC              Town Creek                29,162 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 8
1146/256         Dillow Group LLC              Town Creek                33,439 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 18
1146/256         Dillow Group LLC              Town Creek                22,534 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk D Lot 6
1146/256         Dillow Group LLC              Town Creek                24,151 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 9
1146/256         Dillow Group LLC              Town Creek                27,956 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 19
1146/256         Dillow Group LLC              Town Creek                21,653 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk D Lot 7
1146/256         Dillow Group LLC              Town Creek                24,692 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 1
1146/256         Dillow Group LLC              Town Creek                20,475 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 10
1146/256         Dillow Group LLC              Town Creek                27,709 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk D Lot 8
1146/256         Dillow Group LLC              Town Creek                24,288 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk B Lot 11
1146/256         Dillow Group LLC              Town Creek                29,424 sf                  $  50,000

04/11/97         Dillow, J                     TM 35C Parcel 24          Sec 8 Blk C Lot 2
1146/256         Dillow Group LLC              Town Creek                20,059 sf                  $ 50,000

DATE             GRANTOR                 TAX MAP                 LOT #                     ZONING
DEED REF.        GRANTEE                 SUBDIVISION             SIZE                      SALE PR
---------        -------                 -----------             -----                     -------
04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 2
1146/256         Dillow Group LLC        Town Creek              26,072 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 12
1146/256         Dillow Group LLC        Town Creek              27,159 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk C Lot 3
1146/256         Dillow Group LLC        Town Creek              21,823 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 3
1146/256         Dillow Group LLC        Town Creek              28,084 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 13
1146/256         Dillow Group LLC        Town Creek              34,149 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk D Lot 1
1146/256         Dillow Group LLC        Town Creek              32,214 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 4
1146/256         Dillow Group LLC        Town Creek              28,618 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 14
1146/256         Dillow Group LLC        Town Creek              1.08 Acres                $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 2
1146/256         Dillow Group LLC        Town Creek              21,119 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 5
1146/256         Dillow Group LLC        Town Creek              27,994 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 15
1146/256         Dillow Group LLC        Town Creek              24,680 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk D Lot 3
1146/256         Dillow Group LLC        Town Creek              26,278 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 6
1146/256         Dillow Group LLC        Town Creek              41,140 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk B Lot 16
1146/256         Dillow Group LLC        Town Creek              23,389 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk D Lot 4
1146/256         Dillow Group LLC        Town Creek              22,029 sf                 $ 50,000

04/11/97         Dillow, J               TM 35C Parcel 24        Sec 8 Blk C Lot 1
1146/256         Dillow Group LLC        Town Creek              21,296 sf                 $ 50,000

04/10/97         Dillow, B               TM 35B Parcel 4         Sec 3 Lot 74
1146/64          Dillow Group LLC        Town Creek Manor        43,125 sf                 $ 25,000

04/10/97         Dillow, B               TM 35B Parcel 4         Sec 3 Lot 46
1146/64          Dillow Group LLC        Town Creek Manor        25,000 sf                 $ 25,000

DATE             GRANTOR                     TAX MAP                 LOT #                ZONING
DEED REF.        GRANTEE                     SUBDIVISION             SIZE                 SALE PR
---------        -------                     -----------             -----                -------
04/10/97         Dillow, B                   TM 35B Parcel 4         Sec 3 Lot 76
1146/64          Dillow Group LLC            Town Creek Manor        1.06 Acres           $  25,000

04/10/97         Dillow, B                   TM 35B Parcel 4         Sec 3 Lot 48
1146/64          Dillow Group LLC            Town Creek Manor        25,000 sf            $  25,000

04/10/97         Dillow, B                   TM 35B Parcel 4         Sec 3 Lot 78
1146/64          Dillow Group LLC            Town Creek Manor        1.14 Acres           $  25,000

04/10/97         Dillow, B                   TM 35B Parcel 4         Sec 3 Lot 50
1146/64          Dillow Group LLC            Town Creek Manor        25,000 sf            $  25,000

04/10/97         Dillow, B                   TM 35B Parcel 4         Sec 3 Lot 52
1146/64          Dillow Group LLC            Town Creek Manor        25,000 sf            $  25,000

04/10/97         Dillow, B                   TM 35B Parcel 4         Sec 3 Lot 66
1146/64          Dillow Group LLC            Town Creek Manor        35,375 sf            $  25,000

04/10/97         Dillow, B                   TM 35B Parcel 4         Sec 3 Lot 70
1146/64          Dillow Group LLC            Town Creek Manor        39,125 sf            $  25,000

04/10/97         Dillow, B                   TM 35B Parcel 4         Sec 3 Lot 72
1146/64          Dillow Group LLC            Town Creek Manor        41,000 sf            $  25,000

04/07/97         Millison                    TM 44 Par 49 G 21       Sec 8 Lot 47         Mult. Parcel
1144/379         Select Homes Inc            Cedar Grove             8,755 sf             $  66,000

03/31/97         Millison                    TM 51 Par 609 G 18      Sec 1 Lot 42         Mult. Parcel
1144/379         Select Homes Inc            Keel Drive              15,724 sf            $  66,000

03/24/97         Old Land Joint Venture      TM 52 Par 80 G 15       Lot 1
1140/594         Fontaine                    McCausland Sub          3.66 Acres           $  38,000

03/24/97         Tsirigotis                  TM 42 Par 210 G 14      Sec 4 Lot 11
1140/222         Tsirigotis                  Maple Run               1.00 Acre            $  18,000

03/13/97         Weiner                      TM 51 Par 614 G 4       Sec 4C Lot 36
1138/33          Kulp, Sr.                   Essex South             16,150 sf            $  35,000

03/13/97         Weiner                      TM 51 Par 614 G 10      Sec 4B Lot 19        Mult. Parcel
1138/17          Kulp, Sr.                   Essex South             15,221 sf            $ 105,000

03/13/97         Weiner                      TM 51 Par 614 G 4       Sec 4C Lot 78        Mult. Parcel
1138/17          Kulp, Sr.                   Essex South             20,925 sf            $ 105,000

03/13/97         Weiner                      TM 51 Par 614 G 4       Sec 4C Lot 59        Mult. Parcel
1138/17          Kulp, Sr.                   Essex South             9,114 sf             $ 105,000

03/13/97         Weiner                      TM 51 Par 614 G 4       Sec 4C Lot 35
1138/25          Kulp, Sr.                   Essex South             11,900 sf            $  35,000

02/27/97         Gribble                     TM 35 Par 44 G 21       Lot 3
1133/496         Homan                       Esperanza Woods         1.06 Acres           $  45,000

DATE           GRANTOR                              TAX MAP                 LOT #              ZONING
DEED REF.      GRANTEE                              SUBDIVISION             SIZE               SALE PR
---------      -------                              -----------             -----              -------
02/25/97       Boudurant                            TM 52 Par 416 G 15      Lot 6
1133/55        Callanan                             McCausland Sub          2.22 Acres         $  36,500

02/03/97       Goodman                              TM 42 Par 210 G 14      Sec 4 Lot 8
1127/357       Frazier                              Maple Run               1.16 Acres         $  35,000

01/16/97       Londontowne Development Corp         TM 42 Par 210 G 14      Sec 4 Lot 11
1123/205       Tsirigotis                           Maple Run               1.00 Acre          $  36,000

01/07/97       Millison                             TM 51 Par 609 G 18      Sec 1 Lot 76       Mult. Parcel
1120/323       Select Homes Inc                     Lexington Park          7,000 sf           $ 112,000

01/07/97       Millison                             TM 51 Par 609 G 18      Sec 1 Lot 77       Mult. Parcel
1120/323       Select Homes Inc                     Lexington Park          10,116 sf          $ 112,000

01/07/97       Millison                             TM 51 Par 609 G 18      Sec 1 Lot 49       Mult. Parcel
1120/323       Select Homes Inc                     Lexington Park          7,846 sf           $ 112,000

01/07/97       Millison                             TM 51 Par 609 G 18      Sec 1 Lot 73       Mult. Parcel
1120/323       Select Homes Inc                     Lexington Park          7,000 sf           $ 112,000

12/31/96       Millison                             TM 52 Par 18 G 20       Lot 33
1119/143       Rebman                               Whitehall               3.66 Acres         $  42,000

12/10/96       Gray                                 TM 35 Par 169 G 15      Sec 9 Lot 22       (Waterfront)
1113/599       Shiffler                             Esperanza Farms         3.06 Acres         $127,000

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 44             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.26 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 8              Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.03 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 7              Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               3.1 Acres          $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 42             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               4.36 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 26             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.14 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 25             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.07 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 15             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.68 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 5              Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               6.31 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 14             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.31 Acres         $ 645,350

DATE           GRANTOR                              TAX MAP                 LOT #              ZONING
DEED REF.      GRANTEE                              SUBDIVISION             SIZE               SALE PR
---------      -------                              -----------             -----              -------
12/10/96       Millison                             TM 52 Par 18 G 20       Lot 4              Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               3.05 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 13             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.39 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 30             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.04 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 21             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.95 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 12             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.89 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 49             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.69 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 48             Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.92 Acres         $ 645,350

12/10/96       Millison                             TM 52 Par 18 G 20       Lot 1              Mult. Parcel
1114/169       DNA Companies Thomas Homes, Inc      Whitehall               2.87 Acres         $ 645,350

12/09/96       Gribble                              TM 35 Par 44 G 21
1113/583       Stevens                              Mills S Road            5.30 Acres         $  50,000

11/27/96       Weiner                               TM 51 Par 614 G 10      Sec 4C Lot 34
1111/152       Kulp, Sr.                            Essex South             11,600 sf          $  35,000

11/27/96       Carson                               TM 51 Par 235 G 6
1111/46        Butler                               Pembrooke Run           21,780 sf          $   1,000

11/27/96       Millison                             TM 52 Par 428 G 3       Lot 32             Mult. Parcel
1111/194       Select Homes Inc                     Villas-Waters Edge      1,902 sf           $ 245,000

11/27/96       Millison                             TM 52 Par 428 G 3       Lot 31             Mult. Parcel
1111/194       Select Homes Inc                     Villas-Waters Edge      2,041 sf           $ 245,000

11/27/96       Millison                             TM 52 Par 428 G 3       Lot 30             Mult. Parcel
1111/194       Select Homes Inc                     Villas-Waters Edge      1,905 sf           $ 245,000

11/27/96       Millison                             TM 52 Par 428 G 3       Lot 29             Mult. Parcel
1111/194       Select Homes Inc                     Villas-Waters Edge      2,044 sf           $ 245,000

11/27/96       Millison                             TM 52 Par 428 G 3       Lot 28             Mult. Parcel
1111/194       Select Homes Inc                     Villas-Waters Edge      4,731 sf           $ 245,000

11/27/96       Millison                             TM 52 Par 428 G 3       Lot 27             Mult. Parcel
1111/194       Select Homes Inc                     Villas-Waters Edge      4,210 sf           $ 245,000

11/27/96       Millison                             TM 52 Par 428 G 3       Lot 33             Mult. Parcel
1111/194       Select Homes Inc                     Villas-Waters Edge      4,518 sf           $ 245,000

DATE           GRANTOR                       TAX MAP                  LOT #                    ZONING
DEED REF.      GRANTEE                       SUBDIVISION              SIZE                     SALE PR
---------      -------                       -----------              -----                    -------
11/20/96       Waldecker                     TM 34 Par 462 G 12       Lot 4                    Mult. Parcel
1108/490       Wentworth                     Holly Haven              31,337 sf                $  85,000

11/20/96       Waldecker                     TM 34 Par 439 G 12                                Mult. Parcel
1108/490       Wentworth                     Behind Holly Haven       10,890 sf                $  85,000

11/18/96       Millison                      TM 51 Par 609 G 18       Sec 1 Lot 67             Mult. Parcel
1108/34        Select Homes Inc              Silver Slate Dr          9,414 sf                 $  84,000

11/18/96       Millison                      TM 51 Par 609 G 18       Sec 1 Lot 59             Mult. Parcel
1108/34        Select Homes Inc              Lavender Place           8,654 sf                 $  84,000

11/18/96       Millison                      TM 51 Par 609 G 13       Sec1 Lot 110A            Mult. Parcel
1108/34        Select Homes Inc              Silver Slate Dr          13,670 sf                $  84,000

11/01/96       Millison                      TM 52 Par 427 G 3        Lot 29                   Mult. Parcel
1104/1         Select Homes Inc.             Picketts Harbor          1,863 sf                 $ 176,000

11/01/96       Millison                      TM 52 Par 427 G 3        Lot 28                   Mult. Parcel
1104/1         Select Homes Inc.             Picketts Harbor          2,050 sf                 $ 176,000

11/01/96       Millison                      TM 52 Par 427 G 3        Lot 27                   Mult. Parcel
1104/1         Select Homes Inc.             Picketts Harbor          3,113 sf                 $ 176,000

11/01/96       Millison                      TM 52 Par 427 G 3        Lot 34                   Mult. Parcel
1104/1         Select Homes Inc.             Picketts Harbor          3,503 sf                 $ 176,000

11/01/96       Millison                      TM 52 Par 427 G 3        Lot 33                   Mult. Parcel
1104/1         Select Homes Inc.             Picketts Harbor          2,289 sf                 $ 176,000

11/01/96       Millison                      TM 52 Par 427 G 3        Lot 32                   Mult. Parcel
1104/1         Select Homes Inc.             Picketts Harbor          1,925 sf                 $ 176,000

11/01/96       Millison                      TM 52 Par 427 G 3        Lot 31                   Mult. Parcel
1104/1         Select Homes Inc.             Picketts Harbor          1,862 sf                 $ 176,000

11/01/96       Millison                      TM 52 Par 427 G 3        Lot 30                   Mult. Parcel
1104/1         Select Homes Inc.             Picketts Harbor          1,862 sf                 $ 176,000

10/28/96       Millison                      TM 51 Par 609 G18        Sec 1 Lot 104
1102/266       Kulp, Sr.                     Lexington Park           7,441 sf                 $  28,000

10/23/96       Good                          TM 51 Par 605 G13        Sec 1 Blk A Lot 3        Mult Par
1101/1         Waring                        Great Mills              2,000 sf                 $  90,000

10/23/96       Good                          TM 51 Par 605 G13        Sec 1 Blk A Lot 4        Mult Par
1101/1         Waring                        Great Mills              2,000 sf                 $  90,000

10/23/96       Good                          TM 51 Par 605 G13        Sec 1 Blk A Lot 5        Mult Par
1101/1         Waring                        Great Mills              2,000 sf                 $  90,000

10/23/96       Good                          TM 51 Par 605 G13        Sec 1 Blk A Lot 6        Mult Par
1101/1         Waring                        Great Mills              2,000 sf                 $  90,000

DATE           GRANTOR                            TAX MAP                  LOT #                    ZONING
DEED REF.      GRANTEE                            SUBDIVISION              SIZE                     SALE PR
---------      -------                            -----------              -----                    -------
10/23/96       Good                               TM 51 Par 605 G13        Sec 1 Blk A Lot 1        Mult Par
1101/1         Waring                             Great Mills              4,000 sf                 $  90,000

10/23/96       Good                               TM 51 Par 605 G13        Sec 1 Blk A Lot 2        Mult Par
1101/1         Waring                             Great Mills              2,000 sf                 $  90,000

10/15/96       Good                               TM 51 Par 605 G13        Sec 1 Blk B Lot 5        Mult Par
1098/224       Waring                             Great Mills              12,410 sf                $  25,000

10/07/96       Richards                           TM 58 Par 274 G 6        Lot 6
1096/458       Green                              Park Hall                2.050 Acres              $  39,500

10/08/96       Weiner                             TM 51 Par 614 G 4        Block 4C Lot 28
1097/38        Kulp, Sr.                          Essex South              13,207 sf                $  35,000

10/03/96       McCausland                         TM 52 Par 80 G 15        Lot 1                    Mult Parcel
1095/524       Old Land Joint Venture             McCausland Sub           3.660 Acres              $  47,000

10/03/96       McCausland                         TM 52 Par 80 G 15        Lot 2                    Mult Parcel
1095/524       Old Land Joint Venture             McCausland Sub           3.690 Acres              $  47,000

09/27/96       Maryland Bank & Trust Company      TM 58 Par 226 G 6        Sec 1 Lot 14
1094/121       Tepel, III                         AmandianaEst             4.560 Acres              $  15,000

09/12/96       Millison                           TM 44 Par 49 G 21        Sec 8 Lot 40             Mult Parcel
1090/33        Select Homes Inc.                  Cedar Cove               7,623 sf                 $ 120,000

09/12/96       Millison                           TM 51 Par 609 G18        Sec 1 Lot 70             Mult Parcel
1090/33        Select Homes Inc.                  Greenbriar               7,988 sf                 $ 120,000

09/12/96       Millison                           TM 51 Par 609 G18        Sec 1 Lot 44             Mult Parcel
1090/33        Select Homes Inc.                  Greenbriar               7,897 sf                 $ 120,000

09/12/96       Millison                           TM 51 Par 609 G18        Sec 1 Lot 54             Mult Parcel
1090/33        Select Homes Inc.                  Greenbriar               7,376 sf                 $ 120,000

09/06/96       Copeland                           TM 51 Par 174 G18        Lot 5                    Mult Parcel
1087/593       Ridge Valley Construction Co.      P/O Flower ofFrrest      5.190 Acres              $  80,000

09/06/96       Copeland                           TM 51 Par 14 G18         Lot 4                    Mult Parcel
1087/593       Ridge Valley Construction Co.      P/O Flower ofFrrest      5.380 Acres              $  80,000

09/05/96       Good                               TM 51 Par 605 G13        Sec 1 Blk B Lot 15
1087/529       Waring                             Bay Ridge                11,495 sf                $  25,000

08/28/96       Barnette                           TM 34 Par 632 G16        Sec 2 Blk 10 Lt 9A
1085/457       Knauff                             Wildewood                                         $  55,100

08/21/96       Richards                           TM 58 Par 274 G 6        Lot 10
1083/154       3 D Construction                   Park Hall                2.00 Acres               $  36,500

08/13/96       Weiner                             TM 51 Par 614 G10        Sec 4B Lot 22
1081/387       Kulp, Sr.                          Essex South              13,220 sf                $  35,000

DATE           GRANTOR                            TAX MAP                  LOT #                    ZONING
DEED REF.      GRANTEE                            SUBDIVISION              SIZE                     SALE PR
---------      -------                            -----------              -----                    -------
08/13/96       Weiner                             TM 51 Par 614 G 10       Sec 4B Lot 23
1081/403       Kulp, Sr.                          Essex South              12,007 sf                $  35,000

08/13/96       Weiner                             TM 51 Par 614 G 4        Sec 4C Lot 60
1081/395       Kulp, Sr.                          Essex South              10,400 sf                $  35,000

08/09/96       Elam, Jr.                          TM 51 Par 290 G 6
1080/535       Elam                               W/S Rt. 235              1.750 Acres              $   6,700

08/02/96       Dillow                             TM 35C Par 24            Sec 8 Blk A Lot1         Mult. Parcel
1078/161       Dean, Franklin W Trustee           Town Creek Manor         20,182 sf                $  35,000

08/02/96       Dillow                             TM 35C Par 24            Sec 8 Blk A Lot 25       Mult. Parcel
1078/161       Dean, Franklin W Trustee           Town Creek Manor         22,399 sf                $  35,000

08/02/96       Dillow                             TM 35C Par 24            Sec 8 Blk A Lot26        Mult. Parcel
1078/161       Dean, Franklin W Trustee           Town Creek Manor         20,555 sf                $  35,000

08/02/96       Dillow                             TM 35C Par 24            Sec 8 Blk A Lot 27       Mult. Parcel
1078/161       Dean, Franklin W Trustee           Town Creek Manor         21,155 sf                $  35,000

08/02/96       Dillow                             TM 35C                   Blk A                    Mult. Parcel
1078/161       Dean, Franklin W Trustee           Town Creek               .259 Acres               $  35,000

08/02/96       Dillow                             TM 35C Par 24            Sec 8 Blk A Lot 28       Mult. Parcel
1078/161       Dean, Franklin W Trustee           Town Creek Manor         21,136 sf                $  35,000

07/18/96       Millison                           TM 52 Par 428 G 3        Lot 41
1073/546       Select Homes Inc.                  Villas-Waters Edge       4,531 sf                 $  32,000

07/18/96       Millison                           TM 52 Par 428 G 3        Lot 40
1073/546       Select Homes Inc.                  Villas-Waters Edge       1,909 sf                 $  32,000

07/18/96       Millison                           TM 52 Par 428 G 3        Lot 39
1073/546       Select Homes Inc.                  Villas-Waters Edge       2,050 sf                 $  32,000

07/18/96       Millison                           TM 52 Par 428 G 3        Lot 38
1073/546       Select Homes Inc.                  Villas-Waters Edge       1,915 sf                 $  32,000

07/18/96       Millison                           TM 52 Par 428 G 3        Lot 37
1073/546       Select Homes Inc.                  Villas-Waters Edge       2,056 sf                 $  32,000

07/18/96       Millison                           TM 52 Par 428 G 3        Lot 36
1073/546       Select Homes Inc.                  Villas-Waters Edge       1,921 sf                 $  32,000

07/18/96       Millison                           TM 52 Par 428 G 3        Lot 35
1073/546       Select Homes Inc.                  Villas-Waters Edge       2,061 sf                 $  32,000

07/18/96       Millison                           TM 52 Par 428 G 3        Lot 34
1073/546       Select Homes Inc.                  Villas-Waters Edge       3,954 sf                 $  32,000

07/16/96       Weiner                             TM 51 Par 614 G 4        Sec 4C Lot 29           Mult. Parcel
1073/140       Kulp, Sr.                          Essex South              11,334 sf                $  70,000

DATE           GRANTOR                       TAX MAP                  LOT #               ZONING
DEED REF.      GRANTEE                       SUBDIVISION              SIZE                SALE PR
---------      -------                       -----------              -----               -------
07/16/96       Weiner                        TM 51 Par 614 G 4        Sec 4C Lot 30       Mult. Parcel
1073/140       Kulp, Sr.                     Essex South              10,942 sf           $  70,000

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 43              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,600 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 53              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,300 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 44              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,600 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 54              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,300 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 45              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,600 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 55              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,300 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 46              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,600 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 47              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,600 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 56              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,300 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 48              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,600 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 57              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,950 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 49              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               3,200 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 50              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,950 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 51              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,300 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 42              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               3,200 sf            $ 124,800

07/11/96       Colevas, et al                TM 42 Par 215 G 5        Lot 52              Mult. Parcel
10/72/187      Washington Homes, Inc.        California               1,300 sf            $ 124,800

06/17/96       Millison                      TM 52 Par 427 G 3        Lot 19
1066/151       Select Homes Inc.             Picketts Harbor          1,927 sf            $  20,000

                 [PHOTOGRAPHS OF SUBJECT PROPERTY APPEARS HERE]

                 [PHOTOGRAPHS OF SUBJECT PROPERTY APPEARS HERE]

                            [FLOOD MAP APPEARS HERE]

This is to certify that this
instrument was prepared by or
under the direction of the
undersigned, an attorney duly
admitted to practice before the
Court of Appeals of Maryland


/s/ [SIGNATURE ILLEGIBLE]^^
----------------------------


                             SPECIAL WARRANTY DEED
                             ---------------------

          THIS DEED, made this 28th day of October in the year 1987, by WINSTON CORPORATION BENEFICIAL TRUST, a Maryland trust, acting herein by and through Edward J. Cook its Trustee, party of the first part, as Seller, and INTERSTATE GENERAL COMPANY L.P., a Delaware corporation duly qualified to do business in Maryland, party of the second part, as Purchaser:

                        W I T N E S S E T H   T H A T:

          In consideration of the sum of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00), the said Seller does hereby grant and convey unto said Purchaser, and its successors and assigns, in fee simple, all that lot or parcel of ground situate, lying and being in St. Mary's County, State of Maryland, and described as follows, that is to say:

          The property described on Exhibit A attached hereto and
                                    ---------
          Incorporated herein by reference.


Together with the buildings and improvements thereupon, erected, made or being, and all and every, the rights, alleys, ways, waters, privileges, appurtenances and advantages, to the same belonging, or anywise appertaining.


          TO HAVE AND TO HOLD the said lot of ground and premises, above described and mentioned, and hereby intended to be conveyed; together with the rights, privileges, appurtenances and advantages thereto belonging or appertaining unto and to the proper use and benefit of the said Purchaser, its successors and assigns in fee simple. And the said Seller hereby covenants that it will warrant specially the property hereby granted and conveyed, and that it will execute such further assurance of said land as may be requisite.

                               [MAP APPEARS HERE]

                     Westbury Community Association, Inc.

                         1995 Schedule of Annual Fees


                Single Family Homeowners................$150.00

                Townhouse Homeowners....................$250.00

                      [SITE PLAN OF WESTBURY APPEARS HERE]

                                   TABLE 29
                SCHEDULE OF LOT DIMENSIONS, YARD REQUIREMENTS,
                             COVERAGE AND DENSITY

===================================================================================================================================
DISTRICTS              MIN.TRACT     (SINGLE FAMILY DETACHED)       (SINGLE FAMILY DETACHED)       MAXIMUM      MAXIMUM     MIN
                       LIMIT          MINIMUM LOT AREA                 MINIMUM YARD                DENSITY/      HEIGHT     LSR
                                      AND DIMENSIONS ***               REQUIREMENTS ***           INTENSITY

                                  AREA    WIDTH DEPTH  FRONTAGE*4    FRONT     SIDE  REAR
----------------------------------------------------------------------------------------------------------------------------------
A Agricultural          20**      -       150    200      100*4       75       30     50          0.05 DU\AC       40         -
----------------------------------------------------------------------------------------------------------------------------------
RPD Rural Preservation   -        -       100    100       75*4       75       30     50          0.33 DU/AC       40         -
----------------------------------------------------------------------------------------------------------------------------------
RNC Neighbourhood             Value per    80    100       30*4       25       10     20        Values per Sec.    40         -
Conservation             -   Section 33.01                                                          33.01
----------------------------------------------------------------------------------------------------------------------------------
RVC Village Center       -        None     80    100       50*4       25       15     25        1.0 DU/AC PAR      40         -
Residential                                                                                         .1*
----------------------------------------------------------------------------------------------------------------------------------
RVC w/TDR and/or         -        None     80    100       50*4       25       15     25        2.0 DU/AC PAR      40         -
????                                                                                                .1*
----------------------------------------------------------------------------------------------------------------------------------
RTC Town Center          -        None     80    100       50*4       25       15     25        1.0 DU/AC Par      40         -
Residential                                                                                         .2*
----------------------------------------------------------------------------------------------------------------------------------
RTC w/TDR or             -        None     80    100       50*4       25       15     25        2.0 DU/AC PAR      40         -
?????                                                                                               .2*
----------------------------------------------------------------------------------------------------------------------------------
RTC w/TDR or             -        None     80    100       50*4       25       15     25        4.0 DU/AC PAR      40         -
?????                                                                                               .2*
----------------------------------------------------------------------------------------------------------------------------------
Rl Low Density           -        None     80    120       50*4       25       15     25        1.0 DU/AC PAR      40         -
Residential                                                                                          .1*
----------------------------------------------------------------------------------------------------------------------------------
RL w/TDR or              -        None     80    120       50*4       25       15     25        2.0 DU/AC PAR      40         -
??                                                                                                  .1*
----------------------------------------------------------------------------------------------------------------------------------
RL w/TDR and             -        None     80    120       50*4       25       15     25        3.0 DU/AC PAR      40         -
??                                                                                                  .1*
----------------------------------------------------------------------------------------------------------------------------------
RH High Density          -    2,000 sq.ft  35     40       35*4       25       15     20        10 DU/AC PAr       45        0.15
Residential                                                                                         .3*
----------------------------------------------------------------------------------------------------------------------------------
RH High Density          -    2,000 sq.ft  35     ??       35*4       25       15     20        1.5 DU/AC PAR      45        0.15
Residential w/TDR                                                                                   .3*
----------------------------------------------------------------------------------------------------------------------------------
CL Limited               1**      -        -       -        -         30       15     25         PAR 0.25          45        0.15
Commercial
----------------------------------------------------------------------------------------------------------------------------------
C General
Commercial               2**       -      175    200      175*4       40       20     30         PAR 0.50          40         0.2
----------------------------------------------------------------------------------------------------------------------------------
CVC Village              -         -      150    200      100*4       30       15     25         PAR 0.35          45         0.1
Commercial
----------------------------------------------------------------------------------------------------------------------------------
CM Commercial
Market                   -         -       -      -         -         50       25     25          .15???           45         0.1
----------------------------------------------------------------------------------------------------------------------------------
1-1 General              2**       -      200    200      200*$       75       35     50          PAR 0.40         45        0.20
Industrial
==================================================================================================================================

* Floor Area Ratios stipulated for R. zoning are for nonresidental uses only. ** Additional density may be available for affordable housing per SECTION 43. *** For Single Family attached, townhouses, and multifamily design standards, see Article 5.
*4 Frontage Requirements on a 50 feet radius cul-de-sac may be 35 feet minimum or 30 feet minimum on a 45 feet radius cul-de-sac in all zones. "Flag lots" may have 20 feet minimum but access shall be restricted in accordance with ?
    56.12 and the subdivision regulations.

                                  TABLE 2.10
                SCHEDULE OF LOT DIMENSIONS, YARD REQUIREMENTS,
              COVERAGE AND DENISTY FOR PLANNED UNIT DEVELOPMENTS

==============================================================================================================================
                    MINIMUM    MINIMUM LOT AREA AND                MINIMUM YARD          DEVELOPMENT            MIN      MIN
DISTRICTS           TRACT      DIMENSIONS                          REQUIREMENTS          DISTRICT               OSR      LSR
                    LIMIT      =====================   FRONTAGE    ==================    MAXIMUM ??
                                AREA   WIDTH   DEPTH                FRONT  SIDE  REAR    IDENSITY/INTENSITY
==============================================================================================================================
PUD-MHP             10 ??       4,000      --    --      40          120    --    --     5   DU/AC              0.3      0.15
Mobile Homes                    sq. ft.

PUDR Plan Dev.      10 ??       Per        --    --      --           25    --    --     1.0 DU/AC              0.4      0.15
Residential                     H.D.

PUDR W/TDR          10 ??       PER        --    --      --           25    --    --     2.0 DU/AC              0.4      0.15
                                H.D.

PUDR W/Water        10 ??       2,000      --    --      --           25    --    --     5.0 DU/AC              0.4      0.15
and Sewer                       sq.ft.

PUDR W/Water        10 ??       2,000      --    --      --           25    --    --    10.0 DU/AC              0.4      0.15
and Sewer and TDR               sq.ft.

PUD-CP Village       2 ??       --         --    --      --           30    --    --     PAR 0.50              --        0.2

PUD-CP Town Center   5 ??       --         --    --      --           30    --    --     PAR 0.50              --        0.2

PUD-CP Regional     10 ??       --         --    --      --           60    --    --     PAR 0.50              --        0.2

PUD-IP Industrial   20 ??       1 acre     --    --      --          100    --    --     PAR 0.50              --        0.2

PUD-CM               2 ??       2 acres    --    --      --           50    --    --       --                  --        0.2

PUD-X                2 ??       20 acres   --    --      --          100    --    --       --                  --        0.2
==============================================================================================================================


________________________________________________________________________________
ARTICLE II                                                                    34

DATE           GRANTOR             TAX MAP             LOT #          ZONING
DEED REF.      GRANTEE             SUBDIVISION         SIZE           SALE PR
---------      -------             -----------         ----           -------
06/17/96       Millison            TM 52 Par 427 G 3   Lot 18
1066/151       Select Homes Inc.   Picketts Harbor     4,023 sf       $20,000

               VALUATION OF SUBJECT PROPERTY AS "FINISHED LOTS"
               ------------------------------------------------

COMPARABLE SALE 1
-----------------

Grantor:                      Millison
Grantee:                      Select Homes Inc.
Date of Sale:                 November 18, 1996
Location:                     Greenbriar
                              Lexington Park, Maryland
Legal:                        EWA 1108, Folio 34
Tax Map:                      TM 51, Parcel 609, Sec 1, Lots 59, 67 & 110A
Acreage:                      8,000 - 13,000 sf
Zoning:                       PUD
Sale Price:                   $84,000.00
Price Per Lot:                $28,000.00 - $36,000

Comments:     Greenbrier/Multiple Builder Development that reportedly sells
20 homes per year. Homes are priced from $120,000.00 to $175,000.00. Some homes have basements and garages. Finished lots that have sold range in price from $28,000.00 to $36,000.00 on water and sewer. Lot sizes range from 7,000 square feet to 13,000 square feet.

COMPARABLE SALE 2
-----------------

Grantor:                  Millison
Grantee:                  Select Homes Inc.
Date of Sale:             May 28, 1996
Location:                 Silver Slate Drive
                          Greenbrier Phase II
                          Lexington Park, Maryland
Legal:                    EWA 1060, Folio 164
Tax Map:                  TM 51, Par 609, Sec. 1, Lots 43, 53 & 60, Grid 18
Acreage:                  7,000 - 9,000 sf
Zoning:                   Residential
Sale Price:               $112,000.00
Sales Price Per Lot:      $ 28,000.00 - $36,000

Comments:     Greenbrier/Multiple Builder Development that reportedly sells 20 homes per year. Homes are priced from $120,000.00 to $175,000.00. Some homes have basements and garages. Finished lots that have sold range in price from $28,000.00 to $36,000.00 on water and sewer. Lot sizes range from 7,000 square feet to 9,000 square feet.

COMPARABLE SALE 3
-----------------

Grantor:                  Weiner
Grantee:                  Kulp
Date of Sale:             August 13, 1996
Location:                 Essex South
                          Lexington Park, Maryland
Legal:                    EWA 1081, Folio 403
Tax Map:                  TM 51, Parcel 614, Sec 4B, Lots 22, 23 & 60, G 10
Acreage:                  10,000 - 13,000 sf
Zoning:                   PUD
Sale Price:               $105,000.00
Price Per Lot:            $ 35,000.00

Comments:     Homes are priced from $82,000.00 to $165,000.00. Some homes have basements and garages. Finished lots that have sold range in price from $25,000.00 to $35,000.00. Lot sizes range from 7,500 square feet to 13,000 square feet.

COMPARABLE SALE 4
-----------------

Grantor:                                 Potomac Maco Ltd Partnership
Grantee:                                 Gray Enterprises, Inc.
Date of Sale:                            May 16, 1997
Location:                                Hickory Hills North
                                         Lexington Park, Maryland
Legal:                                   EWA 1156, Folio 422
Tax Map:                                 TM 42, Parcel 223, Grid 6
Acreage:                                 5,200 - 8,000 sf
Zoning:                                  PUD
Sale Price:                              $144,000.00
Price Per Lot:                           $ 36,000.00

Comments:     Hickory Hills Development reportedly sells 30 homes per year.
Homes are priced from $120,000.00 to $165,000.00. Some homes have garages. Finished lots that have sold range in price from $28,000.00 to $36,000.00 on water and sewer. Lot sizes range from 5,200 square feet to 8,000 square feet.

COMPARABLE SALE 5
-----------------

Grantor:                           Interstate General Company
Grantee:                           DNA C/O Thomas Homes
Date of Sale:                      March 10, 1993; November 25, 1993
                                   March 24, 1994; & May 3, 1994
Location:                          Lots 1-33, Warwick Drive & Warwick Court
                                   Westbury Boulevard & Peggs Lane
                                   Lexington Park, Maryland
Legal:                             MRB 382, Folio 79
Tax Map:                           TM 51, Parcel 601, Grid 2
Plat Reference:                    Plat 33, Folio 92
Acreage:                           8,600 sf. to 9,700 sf.
Zoning:                            PUD 4.5
Sale Price:                        $175,000 + $211,000 + $52,000 + $25,000
                                   = $463,000
Price Per Lot:                     $25,722

Comments:     Mixed use (townhouses and detached homes PUD) with pool and club house. Located adjacent to the subject. Single-family homes sell for $110,000.00 to $150,000.00 without basements or as split-foyer homes. Additional undeveloped land is available. These 33 lots are all improved with a single-family residence. Lot sizes range from 6,000 square feet to 20,000 square feet.

COMPARABLE SALE 6
-----------------

Grantor:                                 Interstate General Company
Grantee:                                 DNA C/O Thomas Homes
Date of Sale:                            January 1996
Location:                                14 Lots
                                         Carmen Woods Drive
                                         Lexington Park, Maryland
Legal:                                   MRB 382, Folio 79
Tax Map:                                 TM 51, Parcel 601, Grid 2
Plat Reference:                          Plat 36, Folio 48 Re-subdivision
Acreage:                                 4,000 - 9,000 sf
Zoning:                                  PUD 4.5
Sale Price:                              $322,000
Price Per Lot:                           $ 23,000

Comments:     Mixed use (townhouses and detached homes PUD) with pool and club house. Located adjacent to the subject. Single-family homes sell for $110,000.00 to $150,000.00 without basements or as split-foyer homes. Additional undeveloped land is available. These 14 lots were discounted for quick sale and bulk sale. Lot sizes range from 4,000 square feet to 9,000 square feet.

                             LAND ADJUSTMENT GRID

-----------------------------------------------------------------------------------------------------------------------
            Subject      Sale            Sale              Sale             Sale              Sale        Sale
                          1               2                 3                4                 5           6
-----------------------------------------------------------------------------------------------------------------------
Sale         N/A         $28,000         $28,000           $35,000          $36,000           $25,722     $23,000
Price
-----------------------------------------------------------------------------------------------------------------------
Date        01/02/96     11/18/96        05/28/96          08/13/96         05/16/97          05/03/94     01/96
                                                                                               x 1.10      x 1.05
-----------------------------------------------------------------------------------------------------------------------
Location    Westbury      Greenbr         Greenbr           Essex South      Hickory Hills     Westbury     Westbury
                          x 1.05          x 1.05                 0              x .95             0
-----------------------------------------------------------------------------------------------------------------------
Zoning       PUD-R           R2              R2                PUD              PUD            PUD-R        PUD-R
-----------------------------------------------------------------------------------------------------------------------
Lot Size    7,000 sf     8,000-13,000    7,000-9,000 sf    10,000-13,000    5,000-8,000 sf    8,600 sf     4,000-
                            sf                                  sf                             x .95       9,000 sf
                           x .95              0                x .95             0
-----------------------------------------------------------------------------------------------------------------------
Improvement  Full           Full            Full                Full             Full           Full         Full
-----------------------------------------------------------------------------------------------------------------------
Amenities    Pool,Club Hs   None            None                None           Clubhouse    Pool,Club Hs   Pool,Club
                                                                                                                Hs
                            x 1.05          x 1.05            x 1.05             0               0              0
-----------------------------------------------------------------------------------------------------------------------
Total Adj.   N/A            +$1,327         +$2,870             -$88           -$1,800         +$2,572     +1,150
-----------------------------------------------------------------------------------------------------------------------
Indicated
Lot Value    N/A            $29,326         $30,870           $34,912          $34,200          $28,294   $24,150
-----------------------------------------------------------------------------------------------------------------------

COMMENTS ON ADJUSTMENTS

      Although cash equivalency analysis is a procedure required on financing which has Atypical financing terms, it is the resulting market reaction that has the greatest importance to the sales comparison analysis. Cash equivalency adjustments are based on precise mathematical calculations, they may or may not indicate what a typical purchaser may pay in the market place. The adjustments made in this report are what this appraiser believes to be the market reaction.

      The subject consists of 51 single-family lots zoned PUD-R 4.5 with minimum overall lot size of 6,000 - 8,000 sf. Engineering is complete. Public utilities are available. Neighborhood home sales range from $75,000.00 to $150,000.00. HOA supports private roads, pool, club house and green space areas.

      Based on cited sales, among others considered, it is believed that lots of 6,000 - 8,000 square feet have a market range between $28,000.00 and $35,000.00. From this bench mark, the 51 lots have been considered individually and the value estimates adjusted, depending on such features as size, location, amenities, zoning, etc. within the subdivision the estimated values are as follows on page 55.

      After consideration of these sales the prospective Market Value of the appraised 51 proposed single family lots is:

                             SAY:  $ 1,632,000.00

                  WESTBURY SUBDIVISION  PHASE II  SECTION II
                  ------------------------------------------
                             51 SINGLE FAMILY LOTS

Lot Number          Lot Size                     Projected Sales Price
----------          --------                     ---------------------
Lot 64(Corner)      7,296 sf or .1675 Acres      $32,000
Lot 65              6,157 sf or .1413 Acres      $32,000
Lot 66              6,048 sf or .1388 Acres      $32,000
Lot 67              6,048 sf or .1388 Acres      $32,000
Lot 68              6,346 sf or .1457 Acres      $32,000
Lot 69              9,115 sf or .2093 Acres      $32,000
Lot 70              8,378 sf or .1923 Acres      $32,000
Lot 71              8,406 sf or .1930 Acres      $32,000
Lot 72              9,512 sf or .2184 Acres      $32,000
Lot 73              6,749 sf or .1549 Acres      $32,000
Lot 74              6,130 sf or .1407 Acres      $32,000
Lot 75              6,130 sf or .1407 Acres      $32,000
Lot 76              6,067 sf or .1393 Acres      $32,000
Lot 77(Corner)      7,510 sf or .1724 Acres      $32,000
Lot 78(Corner)      7,066 sf or .1622 Acres      $32,000
Lot 79              6,049 sf or .1389 Acres      $32,000
Lot 80              6,669 sf or .1531 Acres      $32,000
Lot 81              6,951 sf or .1596 Acres      $32,000
Lot 82              6,401 sf or .1469 Acres      $32,000
Lot 83              6,340 sf or .1455 Acres      $32,000
Lot 84              6,172 sf or .1417 Acres      $32,000
Lot 85              7,521 sf or .1727 Acres      $32,000
Lot 86              7,108 sf or .1632 Acres      $32,000
Lot 87              7,682 sf or .1764 Acres      $32,000
Lot 88              7,449 sf or .1710 Acres      $32,000
Lot 89              6,425 sf or .1475 Acres      $32,000
Lot 90              6,091 sf or .1398 Acres      $32,000
Lot 91(Corner)      6,980 sf or .1602 Acres      $32,000
Lot 92              6,122 sf or .1405 Acres      $32,000
Lot 93              6,228 sf or .1430 Acres      $32,000
Lot 94              7,441 sf or .1708 Acres      $32,000
Lot 95              8,440 sf or .1938 Acres      $32,000
Lot 96              8,937 sf or .2052 Acres      $32,000
Lot 97              8,103 sf or .1860 Acres      $32,000
Lot 98              7,437 sf or .1707 Acres      $32,000
Lot 99              6,225 sf or .1429 Acres      $32,000

Lot Number          Lot Size                     Projected Sales Price
----------          --------                     ---------------------
Lot 100             6,218 sf or .1427 Acres      $32,000
Lot 101             6,094 sf or .1399 Acres      $32,000
Lot 102             6,563 sf or .1507 Acres      $32,000
Lot 103 (Corner)    7,302 sf or .1676 Acres      $32,000
Lot 104 (Corner)    6,866 sf or .1576 Acres      $32,000
Lot 105             6,000 sf or .1377 Acres      $32,000
Lot 106 (Corner)    6,000 sf or .1377 Acres      $32,000
Lot 107             7,000 sf or .1607 Acres      $32,000
Lot 108 (Corner)    7,469 sf or .1715 Acres      $32,000
Lot 109             7,757 sf or .1781 Acres      $32,000
Lot 110             7,131 sf or .1637 Acres      $32,000
Lot 111             7,131 sf or .1637 Acres      $32,000
Lot 112             7,300 sf or .1676 Acres      $32,000
Lot 113             7,863 sf or .1805 Acres      $32,000
Lot 114 (Corner)    9,330 sf or .2142 Acres      $32,000


TOTAL                                            $ 1,632,000

                                 COST APPROACH
                                 -------------
                           LAND DEVELOPMENT SCHEDULE
                           -------------------------

     Both the Cost Approach and its subsidiary, the Land Development Schedule, are used to determine the values found by this method. To confirm the values found by the Sales Comparison Method a summary of the estimated home values less sales expenses, land development costs, building costs and site cost is analyzed. The summary is also used to confirm the estimated lot values and the expected builder's profit.

LAND DEVELOPMENT SCHEDULE

     The Land Development Schedule adds the "As Is" value of a site to the cost of transforming the property into a subdivision with the improvements necessary to produce "finished sites" ready for home building. Included in the estimated cost of improvements would be engineering and other costs including overhead, loan interest, fees, supervision and developers profit. The estimated single family lot budget is found on the following page. The costs were obtained from the developer and compared with other similar projects and other available estimates. When there is insufficient data to determine the "As Is" value of a group of lots using the Sales Comparison Approach, as is the case with single-family lots. But, there is sufficient data to determine the sales value of an improved lot. The "As Is" value can be estimated by subtracting the cost of improving a site from the improved site value to determine the value. This method is also used to confirm any of the "As Is" values found in the market place.

                            LAND DEVELOPMENT BUDGET

                  WESTBURY SUBDIVISION  PHASE II  SECTION II
                  ------------------------------------------
                               51 BUILDING SITES
                               -----------------


                                      COST PER         COST PER
                                      51 LOTS          SINGLE FAMILY
IMPROVEMENTS                                           SITE
     Clearing and Grading             $ 12,036.00      $   236.00
     Earth work, top soil, etc.       $ 60,843.00      $ 1,193.00
     Curb, Gutter & Sidewalk:         $ 71,553.00      $ 1,403.00
     Sediment Control                 $ 14,994.00      $   294.00
     Storm Water Mgt                  $ 13,566.00      $   266.00
     Storm Drain System               $119,085.00      $ 2,335.00
     Site Paving                      $ 88,434.00      $ 1,734.00
     Landscaping                      $  4,029.00      $    79.00
     Water Lines                      $ 83,283.00      $ 1,633.00
     Sewer Lines                      $ 99,960.00      $ 1,960.00
     Signs & Miscellaneous            $  1,785.00      $    35.00
                                      -----------      ----------
     SUBTOTAL                         $569,568.00      $11,168.00 (ROUNDED)


SOFT COSTS

     Contingency                      $ 30,600.00      $   600.00
     Engineering                      $ 76,908.00      $ 1,508.00
     Permits, Bonds & Soil Tests      $ 17,850.00      $   350.00
     Interest, Legal & Fees           $ 60,741.00      $ 1,191.00
     Overhead, Misc. & Supervision    $ 36,414.00      $   714.00
                                      -----------      ----------
     SUBTOTAL                         $222,513.00      $ 4,363.00

TOTAL DEVELOPMENT COST                $792,081.00      $15,531.00

              SUMMARY OF VALUE OF UNIMPROVED SINGLE-FAMILY SITES
              --------------------------------------------------

     There was insufficient sales data to determine the value of the unimproved single-family home sites. Home builders in this area purchased unsubdivided properties a number of years ago that they held and then subdivided into building sites for their own use. Land developers, more frequently, purchased properties that were zoned as PUDS, allowing a mixed use for townhouses and detached homes. The only sales of single-family lots were with improvements.

     To obtain the value of an unimproved lot, the following computation was made by subtracting the cost of the development, overhead and profit from the value of a single-family improved lot obtained from the Sales Comparison Approach.

SALES COMPARISON VALUE                            $32,000.00

less

Developer's Profit 10.0%                          $ 3,200.00

Development Cost                                  $15,531.00

REMAINDER TO SITE                                 $13,269.00

ROUNDED:                                          $13,300.00

     The remainder to the site as shown would indicate that an unimproved single-family lot as identified in this report would be valued at $13,300.00 per lot or $678,300.00 for the 51 lots.

INDICATED VALUE OF LAND "AS IS" BY THE COST APPROACH:  $678,000.00
                                                           ROUNDED

                             PROJECT ANALYSIS
                             ----------------

       The estimated aggregate value of the 51 subdivided lots will be realized over a period of time and certain expenses will be required during the sales period. The "As Is" value has been calculated by averaging the anticipated annual income and deducting the cost of the sales, profit, loan repayments, remaining development expenses and carrying costs during the sellout period.

       The subdivision sell-out cash flow analysis is based on the following premises; based on the reported contracts for appraised property and sales of other subdivisions, it is estimated that 24 months will be required to sell all of the lots. This is an average rate of 2.5 lots per month or 30 lots per year.

       The average assessment for the lots is about $28,000 per lot or a total of $1,428,000.00 annually. These assessments include the completion of the roads and amenities. For purposes of estimating the carrying costs on the completed project, it is assumed that the taxable assessment is $571,200.00. With a tax rate of $2.43 the total annual taxes would be $13,880.00, with increases for the remaining lots during the sellout time. Taxes are calculated on the remaining lots and a prorated share of the amenities.

       Sales of the lots will begin at a rate of 30 per year until sold out. Prices are expected to escalate at 3% per annual period, from the current retail values, until the property is completely sold.

       Repayment of a construction loan interest and principal are included in the expenses, as it is assumed that further redevelopment expenses will be 100% financed. The interest rate used is 8.50%, the minimum rate recorded by the lender. The interest rate for the construction financing for this project is at 10.0% or 1.50% over the prime lending rate, which ever is higher, plus one point.

       The marketing expense of 10% is typical of the sales commissions for lots in the subject market area. This marketing expense will not be used until the land and house combination are sold as a unit, as it is the developer's intention not to sell individual lots, therefore, it was not included as part of the cash flow schedules.

       The developer's profit is the return expected for the developer's time in managing the development. 10% is the average return required by a developer in the subjects market area. While the developer does not always realize a 10% return, it is the typical expectation.

       Land payment is a payment of $23,000 per lot of value required to repay a suborned first trust on the property.

       The reported development hard costs are $59,568.00 (projected), the total development soft costs are $222,513.00 (projected). The reported total acquisition cost for release purposes is $250,000.00 (projected).

                             INVESTMENT VALUE
                             ----------------

       Some discussion to Investment Value must be given to the subject property due to the fact that it is likely an investor may be attracted. Market Value can be called "The Value of the Marketplace", while Investment Value is a specific value of goods or services to a particular investor (or class of investors) for individual investment reasons. Market value and investment value are different concepts, although the values estimated for each may or may not be numerically equal depending on circumstances. In addition, market value estimates are commonly made without reference to investment value, but investment value estimates are frequently accompanied by market value of estimate to facilitate decision making.

       Market value estimates assume no specific buyer or seller. Rather, the appraiser considers a hypothetical transaction in which both the buyer and seller have the understanding, perceptions, and motivation that are typical of the market for a property or interest being valued. The transaction price of a property varies with the bargaining strength and motivation of buyers and sellers and the number of opportunities available to these market participants. Ultimately a property's market price reflects the interaction of those who create market supply and demand. Depending on the circumstances of the buyer and seller in each case, the transaction price at a given moment can be expected to fluctuate above or below the property's value at perfect market equilibrium. Sellers are normally expected to accept a price that equals or exceeds investment value, while buyers will pay a price that does no exceed investment value. Market Value estimates synthesize these transactions without considering any particular buyer or seller. The investment valued buyer is oriented to buy considering only a return on and of their investment.

                               DISCOUNT RATE
                               -------------

           MOST LIKELY PROBABLE RANGE OF DISCOUNT RATE SELECTION

       A discount rate is a term representing a compounding of an interest rate used to convert expected future cash flows into a present value estimate. In appraisal practice, the discount rate is the competitive rate of return applicable to the interest and cash flow analyzed. A discounted cash-flow analysis (DCF) is a method whereby an appraiser prepares a cash flow forecast (including income from operations and resale) for the interest appraised and selects a discount rate to calculate the present value of each of the cash flows. The total present value of the cash becomes the value estimate of that interest. The following cash flows and discount rate analysis are market driven and derived or abstracted from the market and its participants.

       Interest rates as of the date of valuation for development/acquisition type funding in the market place, and poling various lenders such as Nations Bank, Tri County Federal Savings and Loan, Citizens Bank of Maryland, the Washington Savings Bank and the First National Bank of St. Mary's, all who are lenders that actively deal with development/acquisition loans have quoted rates for these types of loans at a low of 1.0 points over prime to a high of 3.0 points over prime, depending on the lender's willingness to finance a particular project. In addition, discount points ranged from a low of 1.5 point to a high of 2.0 points, depending on the lender.

       It should be noted that the subject property is currently proposed to be financed through the First National Bank of St. Mary's at a reported rate of 1.5 points over prime and one discount point.

       The discount rate chosen is thirteen (13.0) percent. This rate is believed to be indicative of the market. The discount rate is influenced by many factors, including the degree of apparent risk, market attitudes toward future inflation, the prospective rates for alternative investments, the rates of return of comparable properties, the supply and demand of a commercial property is considerable and is of major concern to the investor. Inflation is expected to be at normal levels. Generally, the banks will hedge their interest rates if they anticipate inflation. I have not noted any of this at this time. Prime rate is around 8.50% with the Federal Fund Rate being around 5.00%. The rate charged depository institutions by the Federal Reserve Banks also called the discount rate is around 5.00% for one year. The disparity between what the banks are paying for money (Certificates of Deposit) and the base lending rate (Prime
Rate) is not attributable to inflation, but to cost, risk and profit by the banking industry at this time. Any loans based on points over prime to a borrower is simply risk associated or excess profit, not a hedge against inflation. An investor could go to the stock market an get competitive rates of return with less risk and more liquidity at any given time. There is no doubt a sufficient supply of mortgage money is available, however, lenders are not willing to provide funds on this type of investment without excess points to cover the risk involved. Tax shelters are individual requirements and will not be addressed in this report.

       It is my opinion from personal knowledge, local brokers and investors representatives, as named in this report, that the typical investor would require a discount rate which contained all the requirements of the capitalization rate which is believed to be 10%, as described in the Income Approach, plus the anticipated rate of inflation. This rate therefore would be approximately thirteen percent (13.0%).


PLEASE SEE THE FOLLOWING CASH FLOW ANALYSIS:

                             Westbury Subdivision
                           Lexington Park, Maryland

                       SCHEDULE OF PROSPECTIVE CASH FLOW
          In Inflated Dollars for the Fiscal Year beginning 7/1/1997

                                Year 1    Year 2   Year 3   Year 4   Year 5
For the Years Ending          Jun-1998  Jun-1999 Jun-2000 Jun-2001 Jun-2002
                              --------  -------- -------- -------- --------
UNIT SALES REVENUE
  Sales Revenue               $960,000  $692,160
  Selling Costs                (96,000)  (69,216)
                              --------  --------   ------   ------   ------
NET SALES REVENUE              864,000   622,944
                              --------  --------   ------   ------   ------
TOTAL POTENTIAL REVENUE        864,000   622,944
                              --------  --------   ------   ------   ------
TOTAL REVENUE BEFORE COST      864,000   622,944
                              --------  --------   ------   ------   ------
LAND ACQUISITION COSTS
  Land Acquisition             147,000   105,987
                              --------  --------   ------   ------   ------
TOTAL LAND ACQUISITION COSTS   147,000   105,987
                              --------  --------   ------   ------   ------
HEAD/CONSTRUCTION COSTS
  Clearing & Grading             7,080     5,105
  Earth Work                    35,790    25,805
  Curb, Gutter, Sidewalks       42,090    30,347
  Sediment Control               8,820     6,359
  Storm Water Mgt.               7,980     5,754
  Storm Drain                   70,050    50,506
  Site Paving                   52,020    37,506
  Landscaping                    2,370     1,709
  Water Lines                   48,990    35,322
  Sewer Lines                   58,800    42,395
  Miscellaneous                  1,050       757
                              --------  --------   ------   ------   ------
TOTAL HARD/CONSTRUCTION COSTS  335,040   241,565
                              --------  --------   ------   ------   ------
SOFT/DEVELOPMENT COSTS
  Contingency                   18,000    12,978
  Engineering                   45,240    32,618
  Taxes                         10,440     7,527
  Permits, Bonds                10,500     7,571
  Interest, Legal Fees          35,730    25,761
  Profit                             3         2
  Miscellaneous                 21,420    15,444
                              --------  --------   ------   ------   ------
TOTAL SOFT/DEVELOPMENT COSTS   141,333   101,901
                              --------  --------   ------   ------   ------
TOTAL DEVELOPMENT COSTS        623,373   449,453
                              --------  --------   ------   ------   ------

                             Westbury Subdivision
                           Lexington Park, Maryland

                       SCHEDULE OF PROSPECTIVE CASH FLOW
          In Inflated Dollars for the Fiscal Year beginning 7/1/1997

                                Year 1    Year 2     Year 3   Year 4   Year 5
For the Years Ending          Jun-1998  Jun-1999   Jun-2000 Jun-2001 Jun-2002
                              --------  --------   -------- -------- --------
CASH FLOW BEFORE DEBT SER      $240,627  $173,491
  & INCOME TAX                 ========  ========   ======   ======   ======

                             Westbury Subdivision
                           Lexington Park, Maryland

                     SCHEDULE OF SOURCES & USES OF CAPITAL
    Equity is Based on Property Value, Leverage and Operating Requirements

                                Year 1    Year 2   Year 3   Year 4   Year 5
For the Years Ending          Jun-1998  Jun-1999 Jun-2000 Jun-2001 Jun-2002
                              --------  -------- -------- -------- --------
SOURCES OF CAPITAL
  Net Operating Gains         $864,000  $622,944
  Initial Equity               250,000
    Contribution
                            ----------  --------   ------   ------   ------
TOTAL SOURCES OF CAPITAL    $1,114,000  $622,944
                            ==========  ========   ======   ======   ======
USES OF CAPITAL:
  Property Purchase Price     $250,000
  Land Acquisition Costs       147,000   105,987
  Hard/Construction Costs      335,040   241,565
  Soft/Development Costs       141,333   101,901
                            ----------  --------   ------   ------   ------
DEFINED USES OF CAPITAL        873,373   449,453
                            ----------  --------   ------   ------   ------
CASH FLOW DISTRIBUTIONS        240,627   173,491
                            ----------  --------   ------   ------   ------
TOTAL USES OF CAPITAL       $1,114,000  $622,944
                            ==========  ========   ======   ======   ======

UNLEVERAGED CASH ON CASH
 RETURN
  Cash to Purchase Price         96.25%    69.40%

UNLEVERAGED ANNUAL IRR                     44.33%   44.33%   44.33%  44.33%

                             Westbury Subdivision
                           Lexington Park, Maryland

                           PROSPECTIVE PRESENT VALUE
                         Cash Flow Before Debt Service
       Discounted Annually (End-point on Cash Flow) over a 5-Year Period

                For the     Discounted       Total            Total
                Discount    Cash Flow        Value            Value
                 Rates      Before Debt     per Unit         per Size
                --------    -----------     --------         --------
                12.00%       $353,151        $6,925         $6,924.53
                12.50%        350,970         6,882          6,881.76
                13.00%        348,813         6,839          6,839.47
                13.50%        346,681         6,798          6,797.67
                14.00%        344,572         6,756          6,756.31
                14.50%        342,487         6,715          6,715.43
                15.00%        340,425         6,675          6,675.00
                15.50%        338,386         6,635          6,635.02
                16.00%        336,369         6,595          6,595.47
                16.50%        334,375         6,556          6,556.37
                17.00%        332,402         6,518          6,517.69
                17.50%        330,450         6,479          6,479.41
                18.00%        328,520         6,442          6,441.57

                         REASONABLE EXPOSURE TIME
                         ------------------------

       Reasonable exposure time is defined by The Appraisal Standards Board of The Appraisal Foundation as follows:

       The estimated length of time the property being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market values on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events and assuming a competitive and open market.

       Reasonable exposure time is presumed to occur prior to the effective date of the evaluation. In addition, different types of properties can have varying exposure periods with longer periods associated with special purpose properties or at higher price ranges. The estimate of a reasonable exposure period can be based on an analysis based on: (1) statistical information about days on the market; (2) history of comparable sales; or interviews with market participants.

       Interviews with market participants indicate marketing time up to two years, if professionally priced and marketed.

       The estimated value of the property is related to the exposure period for a sale of the improved site. For the subject property, an exposure period of no longer than twenty four months is estimated to have occurred prior to the effective date of this appraisal.

                            SOURCES OF SUPPORT
                            ------------------

       In order to support the reliability of some of the information which was used in this report, I chose to rely heavily on the information I received from the following:

Marshall & Swift Valuation Service
Lusk Reporting Service
Multiple Listing Reporting Service/Tax Star
State Assessment Office
Office Files

N G & O, Engineers
Office of Planning and Zoning
St. Mary's County Metropolitan Commission
Public Works Department
Jimmy Richards & Sons Excavating, Inc.

All of the above named individuals specialize in commercial and residential real estate, contracting, building or developing with-in the subjects' service area.

                        CORRELATION AND CONCLUSION
                        --------------------------

       The appraised property is a proposed 51 lot subdivision to be developed on a total of 26.992 + acres located on the north side of Pegg Road and Westbury Boulevard West, Lexington Park, St. Mary's County, Maryland. This inclusion of additional single-family lots adds to the overall development plan for "Westbury". There is a demonstrated demand for single-family lots in the Lexington Park area with restrictive covenants to insure a homogenous neighborhood.

       Based on the sales of other nearby subdivisions, also a part of this report, the aggregate prospective "retail" value of the finished lots is estimated to be $1,632,000.00 or an average of $32,000.00 per lot for the 51 lots. The investment market would be looking for an unleveraged discount rate of approximately 13% which would indicate a prospective present value of $348,813.00. It is also apparent that the internal rates of return would be acceptable at these market values (Please see cash flows for present value discounting). The aggregate value has been discounted annually to reflect the time expected to be required to sell all of the lots, the carrying cost during the sellout period, the marketing expense, developer's anticipated profit and the cost to complete the project.

       It is anticipated that the marketing time for the subject property, if properly priced and professionally marketed, should be less than two years.

       The prospective values reported are based on the completion of the project within twelve months from the date of this report.

IT IS NOTED THAT THE PROSPECTIVE RETAIL MARKET VALUE FIGURES, DO NOT TAKE INTO
------------------------------------------------------------------------------
CONSIDERATION ANY ASSOCIATED EXPENSES RELATED TO THE AQUISITION OR DEVELOPMENT
------------------------------------------------------------------------------
OF THE SUBJECT SECTIONS. PLEASE SEE CASH FLOWS FOR COMPLETE BREAKDOWNS.
-----------------------------------------------------------------------

       Prospective value estimates are intended to reflect current expectations and perceptions of the market participants along with available factual data. They should be judged on the market support for the forecasts when made, not whether specific items in the forecast are realized.

       In a prospective appraisal, the appraiser analyzes market trends to provide support for projected income and expenses or sell-out estimates, absorption periods and discount rates as of the effective date of the appraisal. Economic trends such as growth in population, employment, and future competition are also analyzed. The overall economic climate and variations in the business cycle have been considered and were weighted in the valuation process. All valuation conclusions are based on historical data that was available as of the date this report was prepared.

       Due to the fact that this appraisal was compiled without a record plat, this report is contingent upon the receipt by the client of a record plat, which is the essentially the same as the plats provided to the this appraiser to prepare this report. Should there be any disparity, which may effect the value reported, this report becomes null and void and of no further use. Should any disparity be discovered concerning the cost breakdown as reported to this appraiser and used in this report, this report becomes null and void and of no further use. This report is based on the premise that there are no major changes in the market area or in the economy during the development and sellout period.

       Value is estimated at a specific point in time, so an appraisal should clearly identify when the value estimate is effective. Identifying a prospective value estimate as effective on the date the appraisal is prepared is not only inconsistent, it is misleading. The prospective value of a completed development is not realized until the development is completed. Thus the effective date of a prospective estimate should be the date the value is expect to be realized, i.e., upon completion of the development, which in the case of the subject is estimated to be within two years from the date of the report.

       After careful study of all the data and pertinent facts herein contained and a personal inspection of the subject property, it is our opinion and judgment that the "AS-IS" and the prospective market value of the subject property as of May 20, 1997, was:


                      FINAL ESTIMATE OF VALUE AS FOLLOWS:
                      -----------------------------------

               Value of the Subject Property "As Is" "Raw Land"
                                 $ 250,000.00

               Prospective Value of the Subject Property Plotted
                                 $ 678,000.00

        Prospective "Gross Retail" Value of Subject Property Phase II,
                              Section II, 51 Lots
                               (Not Discounted)
                                $ 1,632,000.00

     Prospective Present Value of these Cash Flows at 13% (Discount Rate)
                            of the "Finished Lots"
                                 $ 348,813.00



                            Respectfully submitted,



/s/ John W. Quade, Jr                   /s/ John R. Fowler
John W. Quade, Jr.                      John R. Fowler, CCIM, IFAS
Maryland Certified                      Maryland Certified
General Appraiser                       General Appraiser
License No. 04-6534                     License No. 04-2955

               QUALIFICATIONS OF APPRAISER - JOHN W. QUADE, JR.

STATE LICENSES
--------------

Maryland Certified General Appraisal License No. 04-6534
Maryland Licensed Real Estate Broker - Reg. Cert. No. 24881
Maryland Certified Residential Appraiser - Cert./Lic. No. 03-6534
Notary Public of the State of Maryland

EDUCATION
---------

Appraisal Licensing Courses:

      I       Basics of Appraisal - 15 Hours
     II       Real Estate Analysis - 15 Hours
    III       Sales comparison Approach - 15 Hours
     IV       Cost and Income Approaches - Valuation of Partial Interests
              15 Hours
      V       Appraisal Standards and Ethics - 15 Hours
     VI       Capitalization - Present Value - 15 Hours
    VII       Leasehold and Lease Fee Interests - 15 Hours
     IX       Advanced Valuation of Partial Interest - 15 Hours
      X       Advanced Sales Comparison and Cost Approaches - 15 Hours
     XI       Advanced Income Approach - 15 Hours
     5B       Concepts and Writing the Commercial Narrative Appraisal
              Report 15 Hours
    2.3       NAIFA - Condemnation Appraisal Practice - 15 Hours
    4.0       NAIFA - Marshall & Swift Commercial & Residential Cost
              Estimation - 15 Hours
    ASA       Standards and Practice Seminar - 6 Hours (Continuing
              Education) Capitalization Theory and Techniques Using Roadmap
              System 15 Hours  (Continuing Education)

Continuing Education 1995:
       4.7 NAIFA Basic Residential HUD Appraisal Requirements - 8 Hours Valuation Information Technology Inc.:
       FHA Appraisal Regulation to Requirements - 8 Hours
McKissick's Data Systems:
       Intro. to Environmental Considerations - 8 Hours
       Regression Analysis, the Appraisal Approach of the Future - 8 Hours Uniform Standards of Professional Appraisal Practice - 4 Hours Southern Maryland Board of Realtors - Financing as a Tool - 3 Hours

Graduate of Realtors Institute of Maryland
       Series 100 - 30 Hours
       Series 200 - 30 Hours
       Series 300 - 30 Hours
       Series 400 - 30 Hours

EDUCATION CONTINUED
-------------------

Loyola College of Maryland - Property and Casualty Insurance I
National Association of Realtors - Certified Residential Course 203 St. Mary's College of Maryland - Bachelor of Arts
University of Baltimore Law School - 2 Years

PROFESSIONAL MEMBERSHIPS
------------------------

International Right Of Way Association
National Association of REALTORS, Appraisal Section
(Founding Member)
National Association of REALTORS
Southern Maryland Board of REALTORS

APPRAISAL EXPERIENCE AND CLIENTS
--------------------------------

Appraisals for purpose of mortgage loans, buyers, sellers, estates, vacant land, farms, special purpose, commercial and waterfront have been made for the following partial list of clients in the State of Maryland.
       Bank of Southern Maryland
       Calvert Bank and Trust
       Continental Mortgage & Investment
       Crestar Financial Corporation
       Mercantile, 1st National Bank of St. Mary's
       Maryland Bank and Trust
       Library Congress FCU
       Service USA
       First Fidelity Bancorporation
       Fidelity First Mortgage
       Signet Bank-Home Equity
       3S Steele Software Systems Corp.
       First Pacific Financial
       First Union National Bank
       Interstate General Company L.P.
       Great Financial Mortgage
       Norwest Direct
       America Funding Group
       Maryland Money Market Mortgage Corp.
       Southern Maryland Electric Co-op (SMECO)
       St. Mary's Hospital
       St. Mary's County Metropolitan Commission
       St. Mary's County Park & Recreation
       State Highway Administration
       U.S. Bankruptcy Court

APPRAISAL EXPERIENCE AND CLIENTS CONTINUED
------------------------------------------

       Greenwell Foundation
       Mid-Land Savings and Loan
       Orphans Court of St. Mary's
       Orphans Court of Charles County
       Circuit and District Courts of St. Mary's
       Norris, Gass and Ocker Engineers
       Philip H. Dorsey, Atty.
       Oliver R. Guyther, Atty.
       Joseph E. Bell, Atty.
       Joseph R. Densford, Atty.
       H. A. Turner, Atty.
       Sue Ann Lewis, Atty.
       Shah & Associates
       Attorneys and Individuals
       Expert Witness:  Property Review Board St. Mary's County

EMPLOYMENT
----------

Brick House Realty, Inc. - President/Owner
(Brick House Appraisal Service)
O' Brien Realty - Commercial/Vice President
Heritage Manor Homes - Manager
Maryland Money Market Mortgage Corp. - Appraisal Reviewer
House of Delegates of Maryland - Elected Member
Tidewater Realty, Inc. - Vice President
Law Clerk (St. Mary's County Circuit Court)
U.S. Justice Dept. - Analyst
U.S. Marine Corps - Retired

ADVISORY BOARDS
---------------

Real Estate Training Advisory Committee
  (Charles County Community College)
Southern Maryland Board of Realtors)
  (Chairman Political Affairs Committee)
  (Vice Chairman Legislative Committee)
  (Member Commercial Committee)
State of Maryland Realtors Association
  (Appraisal Committee)
St. Mary's County Code Recodification Committee
Breton Bay Recreation, Inc.
  (Board of Directors)

CIVIC ORGANIZATIONS
-------------------

American Legion/Lusby
St. Mary's County Chamber of Commerce
Calvert County Chamber of Commerce
Veterans of Foreign Wars/California
Disabled Veterans Association/California
Fleet Reserve Association/Lexington Park
The Navy League
B.P.O. Elks Lodge No. 2092

                          JOHN R. FOWLER, CCIM, IFAS

HOME                                                         BUSINESS
P.O. BOX 934                                                 P.O. BOX 2007
WALDORF, MD  20604                                           WALDORF, MD  20604
(301) 274-3535                                               (301) 932-7298

--------------------------------------------------------------------------------

PROFESSIONAL             REAL ESTATE
                         -----------
SKILLS                   Assisting Buyers and Sellers with general real estates
                         needs. Responsible for marketing, financing, contracts, closing, follow-up, and communications. Assisting
                         Builders and Developers with land acquisition, including site selection and analysis, Federal and Local land use regulations, plans processing and financing. Expertise in foreclosures, Sheriffs sales, bankruptcy sales, tax sales. Instructing Commercial
                         Investment/Appraising

                         REAL ESTATE APPRAISING
                         ----------------------
                         Over seventeen years of experience including a variety of commercial properties, apartment buildings, condemnations, condominiums, vacant and improved land, residential property valuation and special-use properties.

                         REAL ESTATE CONSULTANT
                         ----------------------
                         Generate feasibility studies, including the research and location of properties. The formulation of financing plans for the acquisition and construction of projects. Assisting with site development, construction, and financing. Detailing projects from planning to completion. Assisting clients with personal investments in real estate. Generating investment plans and goals, locating properties to match those needs.

LICENSES &               CERTIFICATES
                         ------------
DESIGNATIONS             Real Estate Brokerage, Single Family Property
                         Development, Buyers Brokerage, FHA-VA-Conventional
                         Financing, Commercial Real Estate, Real Estate Law &
                         Contracts, Non-Tidal and Tidal Wetlands, Governmental
                         Regulations on Land Use. Real Estate Brokerage, Charles
                         County Community College.

LICENSES                 LICENSES AND DESIGNATIONS
                         -------------------------
DESIGNATIONS             John R. Fowler, Broker Maryland and Virginia
                         MD. Certified General Appraiser # 04-2955
                         VA. Certified General Appraiser # 4001-001615
                         CCIM, Certified Commercial Investment Member
                         MD. Home Improvement Contractor # 13114: 1980-1993
                         Maryland General Contractor, Inactive
                         Certified Appraisal Instructor Maryland/DC
                         IFAS, National Assoc. of Independent Fee Appraisers

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

                          JOHN R. FOWLER, CCIM, IFAS


PROFESSIONAL             MEMBERSHIPS
                         -----------
MEMBERSHIPS              National Association of Realtors
                         Maryland Association of Realtors
                         Southern Maryland Association of Realtors
                         Prince George's Board of Realtors
                         Commercial-Investment Real Estate Institute,
                         CCIM # 4117
                         Single Agency Realty Association
                         Past President, MD/DC Association of
                         Real Estate Appraisers
                         MD/DC CCIM Chapter
                         Real Estate Appraisal Section of NAR
                         The Appraisal Foundation-Subscriber
                         Appraisal Education Sub-Committee
                         Real Estate Training Advisory Committee
                              Charles County Community College
                         Appraisal Form Review Committee
                              National Association of Appraisers
                         IFAS, National Assoc. of Independent Fee
                         Appraisers
                              Past President of the Metro Washington D.C.
                              Chapter

PROFESSIONAL             Re/Max Million Dollar Club
AWARDS                   Re/Max Executive Club
                         Re/Max Presidents Club
                         Re/Max 100% Club
                         Southern Maryland Distinguished Sales Club
                              Top Producer
                         Southern Maryland Million Dollar Club
                              Listing and Sales

PROFESSIONAL             1981-1997 Real Estate Brokerage and Appraising
QUALIFICATIONS           1977-1997 Land Acquisition and Construction,
                         Home Improvement Contracting
                         Venture Enterprises
                         1970-1977 Excavating and Utility-Contractor
                         1960-1975 Mechanical Contracting-Family

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

PARTIAL LIST OF EDUCATIONAL COURSES

CHARLES COUNTY COMMUNITY COLLEGE
1984 Course 250 Principles of Real Estate
1984 Course 254 Real Estate Appraisal
1988 Course 251 Real Estate Brokerage I
1987 Course 252 Real Estate Brokerage II
1988 Course 259 Real Estate Brokerage III

NATIONAL ASSOCIATION OF REAL ESTATE APPRAISERS
Real Estate Appraising
Uniform Standards Of Professional Practice-Instructor


NATIONAL ASSOCIATION OF REALTORS, REALTORS NATIONAL MARKETING INSTITUTE, COMMERCIAL REAL ESTATE COUNCIL
1990 CI 100   Leasing & Selling Commercial Property
1990 CI 101   Fundamentals of Real Estate Investment & Taxation
1990 CI 102   Fundamentals of Location & Market Analysis
1990 CI 103   Advanced Real Estate Taxation & Marketing
                 For Investment Real Estate
1990 CI 104   Human Behavior & Commercial Investment
                 Decision Making
1990 CI 105   Case Studies in Commercial-Investment
                 Real Estate Brokerage
1991 CCR      Comprehensive Course Review

MARYLAND ASSOCIATION OF REALTORS
1989          Commercial Real Estate
1990          Governmental Regulation On Land Use
1990          Non-Tidal Wetlands
1993          Americans with Disabilities Act

NATIONAL ASSOCIATION OF INDEPENDENT FEE APPRAISERS & ADDITIONAL COURSES
1991          Concepts, Terminology & Techniques
1993          Condemnation Appraising
1993          New URAR Form
1994          Income Capitalization
1994          Limited Appraisal & USPAP
1994          Virginia Appraisal Law
1996          Fair Housing, Chesapeake Critical Area, Maryland Law
1996          Federal Clean Water Act, Storm Water & Forest Conservation
              Act.
1996          Tax Free Exchanges
1997          Limited Restricted Appraisals, Virginia Law, USPAP
1997          Multi-Family Properties

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

REAL ESTATE SOFTWARE ASSOCIATES


1993      Argus Lease & Argus Unit Sales
          Discounted Cash Flow Analysis of Income and Expenses for Property Valuation


PERSONAL I live in Charles County, Maryland with my wife. I am a Certified Official with Special Olympics, a Coach in the Olympics of the Mind, active in the "Just Say No Clubs", Member St. Charles-Waldorf Optimist Club, Past Chairman of Charles County "Crime Solvers" and member of the Charles County Board of Public Safety.

REFERENCES    Available upon request

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

QUALIFICATIONS:

Appraisal and/or advisory, and/or approved by the following partial list of clients:
Albert and Laura Niggles
Alfred Lacer, Attorney
Alliance Mortgage Company
Appraisal Title and Management Corporation of America
Associates National Mortgage Corporation
Associates Relocation Management Co, Inc (ERC)
Barbour & Zverine, Attorneys
Bernstein & Feldman, Attorneys
Calvert Bank & Trust
Charles County Sheriffs' Department
Charles County Commissioners
Chase Home Mortgage Corporation
Citizens Bank of Maryland
Clinton Howard Leeland
County First Bank
Crestar Mortgage Company
Densford & Densford, Attorneys
Department of Justice
Department of Veterans Affairs
Department of Urban Housing
Farmers Home Administration
First Fidelity Bank
First National Bank of St. Mary's
First Security Savings Bank, FSB.
Freddie Mac
H.E. Fowler, Trust
Hayden & Turner, Attorneys
Louis Phipps
Louis P. Jenkins, Attorneys
Maryland Bank & Trust
Maryland State Highway Administration
Michael Raley
Miles Homes
Morgan Home Funding
Mortgage Lending Services
Mudd & Mudd, Attorneys
Nations Bank
New Life Management & Development Company, Inc.
Norwest Mortgage Banking
Old Line National Bank
Performance Mortgage Company
PHH Home Equity
Provident Bank of Maryland
Raymond Brown
Real Estate Company of Pittsburgh
Richard Barber Estate

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

Robert Brilliant, Attorney
Roy Hart, Hart & Lytle
Sears Mortgage Corporation
Southern Maryland Electric Cooperative
Southern Maryland Oil Company
Swartwood and Associates
The Bank of Southern Maryland
The Bank of Baltimore
Tri-County Federal Savings Bank
U.S. Department of Agriculture
U.S. Property & Appraisal Company, Inc
Universal America
William Thomas, Sussex Inc.
***************************************

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